Filed Pursuant to Rule 424(b)(3)
Registration No. 333-195123

PROSPECTUS SUPPLEMENT NO. 2

47,898,931 Shares of Common Stock

STEVIA CORP.

Common Stock

This Prospectus Supplement No. 2 supplements and amends our Prospectus dated May 15, 2014, as amended and supplemented.  This Prospectus Supplement No. 2 includes our attached Quarterly Report on Form 10-Q for the three months ended June 30, 2014, as filed with the Securities and Exchange Commission on August 19, 2014.

The Prospectus, as amended and supplemented, and this Prospectus Supplement No. 2 relate to the resale of 47,898,931 shares of common stock, by the selling stockholders named herein.  The shares of common stock subject to the Prospectus, as amended and supplemented, and this Prospectus Supplement No. 2 include:

(i)
24,602,792 shares of common stock issuable upon conversion of the principal amount of the registrant’s Senior Convertible Note issued March 3, 2014 (the “Nomis Bay Note Shares”).  Based upon current market price of the Company’s common stock, the amount of Nomis Bay Note Shares being registered may be in excess of the number of shares into which the Senior Convertible Note may currently be converted, however the parties have agreed upon the aggregate number of shares to be registered to account for market fluctuations;

(ii)
23,026,318 shares of common stock issuable following the exercise of certain warrants issued in accordance with a Warrant Exercise Reset Offer Letter Agreement entered into on May 3, 2013 as adjusted pursuant to its terms for certain dilutive issuances, less 5,290,665 shares of common stock previously registered pursuant to the registrant’s Registration Statement on Form S-1/A filed December 30, 2013 (the “Anson Reset Shares”);

(iii)
2,560,486 shares of common stock issuable following the exercise of certain warrants issued to a selling stockholder in accordance with a Securities Purchase Agreement entered into on August 1, 2012, as adjusted pursuant to the anti-dilution provision contained therein and the Common Stock Purchase Warrant issued February 20, 2014, less 683,202 shares of common stock previously registered pursuant to the registrant’s Registration Statement on Form S-1/A filed December 30, 2013, plus an additional 683,202 shares of common stock issuable following the exercise of the warrant issued February 20, 2014 with an exercise price of $0.053365 per share (the “Cranshire Warrant Shares”); and

(iv)	3,000,000 shares of common stock issuable upon the conversion of the registrant’s $400,000 Promissory Note issued July 10, 2013 (the “JMJ Note Shares”);

We will not receive any proceeds from the resale of any of the shares offered hereby. We may receive gross proceeds of up to $1,083,103.46 if all of the warrants set forth above (the “Warrants”) are exercised for cash. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.

This Prospectus Supplement No. 2 should be read in conjunction with the Prospectus and any prospectus supplements filed before the date hereof.  Any statement contained in the Prospectus and any prospectus supplements filed before the date hereof shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement No. 2 modifies or supersedes such statement.  Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement No. 2.

Our common stock is quoted on the OTCQB under the symbol “STEV.” The shares of our common stock registered under the Prospectus Supplement No. 2 are being offered for sale by the selling security holders at prices established on the OTCQB during the term of the offering.  On August 18, 2014, the closing bid price of our common stock was $0.1039 per share.  These prices will fluctuate based on the demand for our common stock.

 INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THE PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT NO. 2 IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 2 is August 19, 2014.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended: June 30, 2014

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to __________

Commission File Number 000-53781

STEVIA CORP.
(Name of registrant as specified in its charter)

Nevada	98-0537233
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

7117 US 31 S, Indianapolis, IN	46227
(Address of Principal Executive Offices)	(Zip Code)

(888) 250-2566
(Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:

None	None
(Title of each class)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  ☒ Yes  ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  ☒ Yes  ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer (Do not check if smaller reporting company)	☒	Smaller Reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  ☐ Yes  ☒ No

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class	Outstanding at August 15, 2014

Common stock, $.001 par value	192,902,493

STEVIA CORP.
FORM 10-Q

June 30, 2014

FORWARD-LOOKING STATEMENTS

This Report on Form 10-Q contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Reference is made in particular to the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking statements included in this report.  Such statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” or similar terms, variations of such terms, or the negative of such terms.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements.  Such statements address future events and conditions concerning, among others, capital expenditures, earnings, litigation, regulatory matters, liquidity and capital resources, and accounting matters.  Actual results in each case could differ materially from those anticipated in such statements by reason of factors such as future economic conditions, changes in consumer demand, legislative, regulatory and competitive developments in markets in which we operate, results of litigation, and other circumstances affecting anticipated revenues and costs, and the risk factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed on July 15, 2014.

As used in this Form 10-Q, “we,” “us” and “our” refer to Stevia Corp., which is also sometimes referred to as the “Company.”

YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS

The forward-looking statements made in this report on Form 10-Q relate only to events or information as of the date on which the statements are made in this report on Form 10-Q.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.  You should read this report and the documents that we reference in this report, including documents referenced by incorporation, completely and with the understanding that our actual future results may be materially different from what we expect or hope.

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements

Stevia Corp.

June 30, 2014 and 2013

 Stevia Corp.
 Consolidated Balance Sheets

	June 30, 2014	March 31, 2014
	(Unaudited)
Assets

Current assets:
Cash	$501,205	$735,044
Accounts receivable	150,250	673,039
Convertible note receivable	250,000	-
Prepaid seeds and fertilizer	3,136,630	1,498,008
Other current assets	325	2,041
Total current assets	4,038,410	2,908,132

Non-current assets:
Property and equipment	24,400	24,400
Accumulated depreciation	(6,921)	(5,627)
Property and equipment, net	17,479	18,773

Acquired technology	1,635,300	1,635,300
Accumulatd amortization	(218,040)	(190,785)
Acquired technology, net	1,417,260	1,444,515

Website development costs	13,748	6,203
Accumulated amortization	(3,204)	(2,937)

Website development costs, net	10,544	3,266

Security deposit	15,000	15,000

Total assets	$5,498,693	$4,389,686

Liabilities and equity (deficit)

Current liabilities:
Accounts payable	$102,038	$540,144
Accounts payable - president and CEO	207,256	252,486
Accrued expenses	500	17,500
Accrued interest	139,985	89,490
Advances from president and significant stockholder	1,327	852
Convertible notes payable - net of discount	462,792	455,761
Total current liabilities	913,898	1,356,233

Non-Current liabilities:
Derivative note liabilities	675,033	1,027,434
Derivative warrant liabilities	811,946	4,364,190
Total non-current liabilities	1,486,979	5,391,624

Total liabilities	2,400,877	6,747,857

Equity (Deficit)
Stevia Corp stockholders' equity (deficit):
Preferred stock par value $0.001: 1,000,000 shares authorized;
none issued or outstanding	-	-
Common stock par value $0.001: 250,000,000 shares authorized,
170,049,480 and 149,109,271 shares issued and outstanding, respectively	170,048	149,108
Additional paid-in capital	14,856,957	11,383,415
Accumulated deficit	(11,608,440)	(13,597,941)

Total Stevia Corp stockholders' equity (deficit)	3,418,565	(2,065,418)

Non-controlling interest in subsidiaries
Noncontrolling interest - accumulated deficit in consolidated subsidiaries	(320,749)	(292,753)

Non-controlling interest in subsidiaries	(320,749)	(292,753)

Total Equity (Deficit)	3,097,816	(2,358,171)

Total Liabilities and Equity (Deficit)	$5,498,693	$4,389,686

 See accompanying notes to the consolidated financial statements.

Stevia Corp.
 Consolidated Statements of Operations

	For the Three Months	For the Three months
	Ended	Ended
	June 30, 2014	June 30, 2013
	(Unaudited)	(Unaudited)

Revenue	$2,217,026	$957,261

Cost of revenue
Farm produce	1,662,135	758,809
Farm expenses	15,000	283,039
Farm management services - related parties	60,000	60,000
Total cost of revenue	1,737,135	1,101,848

Gross margin	479,891	(144,587)

Operating expenses:
Directors' fees	76,803	93,750
Professional fees	126,641	208,846
Research and development	96,000	116,531
Salary and compensation - officer	-	600,000
Salary and compensation - others	-	66,178
General and administrative expenses	74,138	137,079
Total operating expenses	373,582	1,222,384

Income (loss) from operations	106,309	(1,366,971)

Other (income) expense:
Change in fair value of derivative liability	(2,154,038)	(317,151)
Debt discount	199,427	206,370
Financing cost	46,800	-
Interest expense	52,615	22,053
Other (income) expense, net	(1,855,196)	(88,728)

Income (loss) before income tax provision and non-controlling interest	1,961,505	(1,278,243)

Income tax provision	-	-

Net income (loss)
Net income (loss) before non-controlling interest	1,961,505	(1,278,243)
Net income (loss) attributable to the non-controlling interest	(27,996)	(75,347)

Net income (loss) attributable to Stevia Corp.	$1,989,501	$(1,202,896)

Earnings per share
- Basic:	$0.01	$(0.02)

- Diluted:	$0.01	$(0.02)

Weighted average common shares outstanding
- Basic:	159,613,578	64,703,239

- Diluted:	188,177,017	64,703,239

 See accompanying notes to the consolidated financial statements.

Stevia Corp.
Consolidated Statement of Equity (Deficit)
For the Fiscal Year Ended March 31, 2014 and the reporting period ending June 30, 2014
(Unaudited)

	Common Stock Par Value $0.001
	Number of Shares	Amount	Additional paid-in Capital	Common stock to be Issued	Accumulated Deficit	Total STEV Stockholders' Equity (Deficit)	Non-controlling Interest	Total Equity (Deficit)

Balance, March 31, 2013	63,555,635	$63,556	$4,760,624	$-	$(4,359,415)	$464,765	(214,158)	250,607

Common shares issued for consulting services valued at $0.20 per share on April 30, 2013	500,000	500	99,500			100,000		100,000

Exercise of warrant with exercise price adjusted to $0.20 per share on May 6, 2013	853,333	853	169,813			170,666		170,666

Commissions and legal fees paid in connection with the exercise of warrants on May 6, 2013			(18,653)			(18,653)		(18,653)

Reclassification of derivative liability to additional paid-in capital associated with the exercise of warrants			595,852			595,852		595,852

Warrants issued to investors in connection with warrants exercised on May 6, 2013 classified as derivative liability			(833,106)			(833,106)		(833,106)

Make good shares released to officer for achieving the second and third milestones on June 21, 2013	3,000,000	3,000	597,000			600,000		600,000

Common shares issued for future director services on October 4, 2011 earned during the period endng June 30,2013			93,750			93,750		93,750

Reclassification to derivative liability for warrants that became derivatives			(167,949)			(167,949)		(167,949)

Common shares issued for future director services on October 4, 2011 earned during the period endng September 30, 2013			93,750			93,750		93,750

Anti-dilution shares issued in accordance with the Security Purchase Agreement dated August 1, 2012 on October 1, 2013	286,666	286	(286)			-		-

Common shares issued for future director service on December 4, 2013	1,500,000	1,500	186,000			187,500		187,500

Common shares issued for future director service on December 4, 2013			(187,500)			(187,500)		(187,500)

Common shares issued per debt settlement agreement for past due accounts payable and related settlement costs	13,000,000	13,000	1,416,715	279,222		1,708,937		1,708,937

Common shares issued for future director service on December 4, 2013 earned during the period endng December 31, 2013			7,811			7,811		7,811

Common shares issued per debt settlement agreement for past due accounts payable and related settlement costs	2,538,882	2,539	276,683	(279,222)		-		-

Exercise of warrants with exercise price reset to $0.0585 per share on February 13, 2014	1,877,333	1,877	107,947			109,824		109,824

Exercise of warrants with exercise price reset to $0.053365 per share in February and March, 2014	4,096,534	4,097	214,515			218,612		218,612

Commissions paid in connection with the exercise of warrants on during the quarter ending March 31, 2014			(26,275)			(26,275)		(26,275)

Reclassification of derivative liability to additional paid-in capital associated with the exercise of warrants			943,456			943,456		943,456

Cashless exercise of warrants with exercise price reset to $0.053365 per share on March 11, 2014	3,438,181	3,438	180,040			183,478		183,478

Cashless exercise of warrants on March 11, 2014	(611,391)	(611)	(182,867)			(183,478)		(183,478)

Reclassification of derivative liability to additional paid-in capital associated with the cashless exercise of warrants			145,612			145,612		145,612

Common shares issued for notes and accrued interest conversion at $0.1194 per share on March 11, 2014	1,973,337	1,973	233,643			235,616		235,616

Common shares issued for notes and accrued interest conversion at $0.25 per share on March 11, 2014	1,124,274	1,124	279,945			281,069		281,069

Common shares issued for notes conversion at $0.0585 per share on January 21 and February 4, 2014	850,000	850	48,875			49,725		49,725

Common shares issued for notes and accrued interest conversion at $0.053365 per share on February 19 and February 27, 2014	1,400,158	1,400	73,319			74,719		74,719

Common shares issued for notes conversion at $0.0555 per share on March 3, 2014	630,631	631	34,369			35,000		35,000

Common shares issued for notes and accrued interest conversion at $0.0551 per share on February 28 and Mar 5, 2014	2,262,069	2,262	122,378			124,640		124,640

Common shares issued for notes and accrued interest conversion at $0.0559 per share on March 26 and March 27, 2014	1,669,648	1,670	91,663			93,333		93,333

Common shares issued for notes and accrued interest conversion at $0.057 per share on March 31, 2014	1,119,299	1,119	62,681			63,800		63,800

Reclassification of derivative liability to additional paid-in capital associated with the notes and accrued interest conversion			627,333			627,333		627,333

Warrants issued to the placement agent in connection with issuance and conversion of convertible notes			(139,223)			(139,223)		(139,223)

Common shares issued for consulting services valued at $0.053365 per share on February 24, 2014	7,300,000	7,300	382,265			389,565		389,565

Common shares issued for officer's service valued at $0.053365 per share on February 24, 2014	20,000,000	20,000	1,047,300			1,067,300		1,067,300

Common shares issued for officer's service valued at $0.053365 per share on February 24, 2014			(1,067,300)			(1,067,300)		(1,067,300)

Common shares issued for officer's service valued at $0.053365 per share on February 24, 2014			213,460			213,460		213,460

Common shares issued per the Debt Conversion Agreement valued at $0.053365 per share on February 26, 2014	9,339,348	9,339	489,055			498,394		498,394

Common shares issued for the subsidiary's debt conversion valued at $0.053365 per share on February 26, 2014	7,405,334	7,405	387,781			395,186		395,186

Common shares issued for future director service on December 4, 2013 earned during the period endng March 31, 2014			23,439			23,439		23,439

Net loss					(9,238,526)	(9,238,526)	(78,595)	(9,317,121)

Balance, March 31, 2014	149,109,271	$149,108	$11,383,415	$-	$(13,597,941)	$(2,065,418)	$(292,753)	$(2,358,171)

Cashless exercise of warrants with exercise price reset to $0.053365 per share on April 4, 2014	4,684,718	4,685	245,315			250,000		250,000

Cashless exercise of warrants on April 4, 2014	(841,750)	(842)	(249,158)			(250,000)		(250,000)

Reclassification of derivative liability to additional paid-in capital associated with the cashless exercise of warrants			1,039,025			1,039,025		1,039,025

Common shares and warrants issued for cash at $0.15 per share on April 9, 2014	1,500,000	1,500	223,500			225,000		225,000

Warrants issued to the investor in connection with issuance of common stocks			(163,707)			(163,707)		(163,707)

Common shares issued for consulting services vested upon one year valued at $0.053365 per share on April 30, 2014	500,000	500	26,183			26,683		26,683

Exercise of warrants for cash with exercise price at $0.053365 per share in May and June, 2014	9,772,052	9,772	511,714			521,486		521,486

Commissions paid in connection with the exercise of warrants during the quarter ending June 30, 2014			(35,612)			(35,612)		(35,612)

Reclassification of derivative liability to additional paid-in capital associated with the exercise of warrants			1,264,438			1,264,438		1,264,438

Common shares issued for notes and accrued interest conversion at $0.0812 per share on May 27 and May 28, 2014 to one investor	678,818	679	54,441			55,120		55,120

Common shares issued for notes and accrued interest conversion at the price range from $0.0426 to $0.0879 per share in May and June 2014 to one investor	4,646,371	4,646	246,861			251,507		251,507

Reclassification of derivative liability to additional paid-in capital associated with the notes and accrued interest conversion			248,365			248,365		248,365

Warrants issued to the placement agent in connection with issuance and conversion of convertible notes			(14,625)			(14,625)		(14,625)

Common shares issued for officer's service on February 24, 2014 earned during the period endng June 30, 2014			53,365			53,365		53,365

Common shares issued for future director service on December 4, 2013 earned during the period endng June 30, 2014			23,437			23,437		23,437

Net loss					1,989,501	1,989,501	(27,996)	1,961,505

Balance, June 30, 2014	170,049,480	$170,048	$14,856,957	$-	$(11,608,440)	$3,418,565	$(320,749)	$3,097,816

 See accompanying notes to the consolidated financial statements.

 Stevia Corp.
 Consolidated Statements of Cash Flows

	For the Three Months	For the Three months
	Ended	Ended
	June 30, 2014	June 30, 2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss) before non-controlling interest	$1,961,505	$(1,278,243)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation expense	1,294	766
Amortization expense - acquired technology	27,255	27,255
Amortization expense - website development costs	267	267
Amortization of discount on convertible notes payable	199,427	206,370
Change in fair value of derivative liability	(2,154,038)	(317,151)
Common shares issued for director services earned during the period	76,803	93,750
Common shares issued for services-related party	-	600,000
Common shares issued for outside services	26,683	100,000
Changes in operating assets and liabilities:
Accounts receivable	522,789	119,913
Prepaid seeds and fertilizer	(1,638,622)	-
Other current assets	1,716	(37,851)
Accounts payable	(438,106)	179,642
Accounts payable - president and CEO	(45,230)	10,090
Accrued expenses	(17,000)	(9,900)
Accrued interest	52,615	22,053
Net cash used in operating activities	(1,422,643)	(283,039)

Cash flows from investing activities:
Investment in convertible note receivable	(250,000)	-
Purchases of property and equipment	-	(16,475)
Website development costs	(7,545)	-
Net cash used in investing activities	(257,545)	(16,475)

Cash flows from financing activities:
Advances from (repayments to) president and significant stockholder	475	(10,495)
Proceeds from issuance of convertible notes, net of costs	735,000	-
Proceeds from sale of common stock, net of costs	225,000	-
Proceeds from exercise of warrants, net of costs	485,874	152,013
Net cash provided by financing activities	1,446,349	141,518

Net change in cash	(233,839)	(157,996)

Cash at beginning of reporting period	735,044	424,475

Cash at end of reporting period	$501,205	$266,479

Supplemental disclosure of cash flows information:
Interest paid	$-	$-

Income tax paid	$-	$-

Non-cash investing and financing activities:
Issuance of common stock for conversion of convertible notes	$304,507	$500,000

Converstion of accrued interest to convertible notes	$-	$20,438

Issuance of common stock for conversion of accrued interest	$2,120	$27,740

 See accompanying notes to the consolidated financial statements.

Stevia Corp.
June 30, 2014 and 2013
Notes to the Consolidated Financial Statements
(Unaudited)

Note 1 – Organization and Operations

Stevia Corp. (Formerly Interpro Management Corp.)

Interpro Management Corp (“Interpro”) was incorporated under the laws of the State of Nevada on May 21, 2007.   Interpro focused on developing and offering web based software that was designed to be an online project management tool used to enhance an organization’s efficiency through planning and monitoring the daily operations of a business.

On March 4, 2011, Interpro amended its Articles of Incorporation, and changed its name to Stevia Corp. (“Stevia” or the “Company”) to reflect its intended acquisition of Stevia Ventures International Ltd.

The Company discontinued its web-based software business upon the acquisition of Stevia Ventures International Ltd. on June 23, 2011.

Stevia Ventures International Ltd.

Stevia Ventures International Ltd. (“Ventures”) was incorporated on April 11, 2011 under the laws of the Territory of the British Virgin Islands (“BVI”).  Ventures owns certain rights relating to stevia production, including certain assignable exclusive purchase contracts and an assignable supply agreement related to stevia.

Acquisition of Stevia Ventures International Ltd. Recognized as a Reverse Acquisition

On June 23, 2011 (the “Closing Date”), the Company closed a voluntary share exchange transaction with Ventures pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Ventures and George Blankenbaker, the stockholder of Ventures (the “Ventures Stockholder”).

Immediately prior to the consummation of the Share Exchange Agreement on June 23, 2011, the Company had 79,800,000 common shares issued and outstanding. Simultaneously with the closing of the Share Exchange Agreement, on the Closing Date, Mohanad Shurrab, a shareholder and, as of the Closing Date, the Company’s former Director, President, Treasurer and Secretary, surrendered 33,000,000 shares of the Company's common stock to the Company for cancellation.

As a result of the Share Exchange Agreement, the Company issued 12,000,000 common shares for the acquisition of 100% of the issued and outstanding shares of Ventures. Of the 12,000,000 common shares issued 6,000,000 shares were being held in escrow pending the achievement by the Company of certain post-Closing business milestones (the “Milestones”), pursuant to the terms of the Make Good Escrow Agreement, between the Company, Greenberg Traurig, LLP, as escrow agent and the Ventures’ Stockholder (the “Escrow Agreement”).  Even though the shares issued only represented approximately 20.4% of the issued and outstanding common stock, immediately after the consummation of the Share Exchange Agreement, the stockholder of Ventures completely took over and controlled the board of directors and management of the Company upon acquisition.

As a result of the change in control to the then Ventures Stockholder, for financial statement reporting purposes, the merger between the Company and Ventures has been treated as a reverse acquisition with Ventures deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification.  The reverse acquisition is deemed a capital transaction and the net assets of Ventures (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition.  The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Ventures which are recorded at their historical cost.  The equity of the Company is the historical equity of Ventures retroactively restated to reflect the number of shares issued by the Company in the transaction.

Formation of Stevia Asia Limited

On March 19, 2012, the Company formed Stevia Asia Limited (“Stevia Asia”) under the laws of the Hong Kong Special Administrative Region (“HK SAR”) of the People’s Republic of China (“PRC”), as a wholly-owned subsidiary.

Formation of Stevia Technew Limited (Formerly Hero Tact Limited)/Cooperative Agreement

On April 28, 2012, Stevia Asia formed Hero Tact Limited, as a wholly-owned subsidiary, under the laws of HK SAR, which subsequently changed its name to Stevia Technew Limited (“Stevia Technew”).  Stevia Technew intends to facilitate a joint venture relationship with the Company’s technology partner, Guangzhou Health China Technology Development Company Limited, operating under the trade name Tech-New Bio-Technology and Guangzhou’s affiliates Technew Technology Limited.  Prior to July 5, 2012, the date of entry into the Cooperative Agreement, Stevia Technew was inactive and had no assets or liabilities.

On July 5, 2012, Stevia Asia entered into a Cooperative Agreement (the "Cooperative Agreement") with Technew Technology Limited ("Technew"), a company incorporated under the companies ordinance of Hong Kong and an associate of Guangzhou Health China Technology Development Company Limited, and Zhang Jia, a Chinese citizen (together with Technew, the "Partners") pursuant to which Stevia Asia and Partners have agreed to make Stevia Technew, a joint venture, of which Stevia Asia legally and beneficially owns 70% of the issued shares and Technew legally and beneficially owns 30% of the issued shares. The Partners will be responsible for managing Stevia Technew and Stevia Asia has agreed to contribute $200,000 per month, up to a total of $2,000,000 in financing, subject to the performance of Stevia Technew and Stevia Asia's financial capabilities. On March 1, 2013, the partners agreed to terminate the Cooperative Agreement specific to the investment in an agricultural project and no further obligation by either party related to the payment of $200,000.

The Cooperative Agreement shall automatically terminate upon either Stevia Asia or Technew ceasing to be a shareholder in Stevia Technew, or may be terminated by either Stevia Asia or Technew upon a material breach by the other party which is not cured within 30 days of notice of such breach.

Formation of SC Brands Pte Ltd

On October 1, 2013, the Company formed SC Brands Pte Ltd (“SC Brands”) under the laws of Singapore, with the Company owning 70% of the shares and 30% owned by a Singapore strategic partner that will provide the working capital funds via fixed convertible notes to the Company. As of June 30, 2014 SC Brands was inactive.

Formation of Real Hemp, LLC

On February 24, 2014, the Company formed Real Hemp, LLC (“Real Hemp”), a limited liability company under the laws of State of Indiana, as a wholly-owned subsidiary.

Note 2 – Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation – Unaudited Interim Financial Information

The unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Interim results are not necessarily indicative of the results for the full fiscal year.  These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the fiscal year ended March 31, 2014 and notes thereto contained in the Company’s Annual Report on Form 10-K as filed with the SEC on July 15, 2014.

Fiscal Year End

The Company elected March 31st as its fiscal year end date upon its formation.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)
Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)
Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.

(iii)
Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(iv)
Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

(v)
Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity.  Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee.  Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation.  The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Stevia Ventures International Ltd.	The Territory of the British Virgin Islands	April 11, 2011	100%

Stevia Asia Limited	Hong Kong SAR	March 19, 2012	100%

Stevia Technew Limited	Hong Kong SAR	April 28, 2012	70%

SC Brands Pte Ltd	Singapore	October 1, 2013	70%

Real Hemp, LLC	State of Indiana	February 24, 2014	100%

The consolidated financial statements include all accounts of the Company and the consolidated subsidiaries and/or entities as of reporting period ending date(s) and for the reporting period(s) then ended.

All inter-company balances and transactions have been eliminated.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.   These reclassifications had no effect on reported losses.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, accrued expenses, and accrued interest, approximate their fair values because of the short maturity of these instruments.

The Company’s convertible notes payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2014 and March 31, 2014.

The Company’s Level 3 financial liabilities consist of the derivative warrants for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation and the derivative liability on the conversion feature of the convertible notes payable.  The Company valued the automatic conditional conversion, re-pricing/down-round, change of control; default and follow-on offering provisions using a lattice model, with the assistance of a third party valuation specialist, for which management understands the methodologies.  These models incorporate transaction details such as Company stock price, contractual terms, maturity, risk free rates, as well as assumptions about future financings, volatility, and holder behavior as of the date of issuance and each balance sheet date.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 3 Financial Liabilities – Derivative Warrant Liabilities and Derivative Liability on Conversion Feature

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative warrant liability and derivative liability on the conversion feature at every reporting period and recognizes gains or losses in the consolidated statements of operations that are attributable to the change in the fair value of the derivative liabilities.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts.  The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

There was no allowance for doubtful accounts as of June 30, 2014 or March 31, 2014.

The Company does not have any off-balance-sheet credit exposure to its customers.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of furniture and fixture is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years.  Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Intangible Assets Other Than Goodwill

The Company has adopted paragraph 350-30-25-3 of the FASB Accounting Standards Codification for intangible assets other than goodwill.  Under the requirements, the Company amortizes the acquisition costs of intangible assets other than goodwill on a straight-line basis over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Acquired technology	15

Website development costs	5

Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Extinguishment Accounting

On July 25, 2013, the Supreme Court of the State of New York, County of New York (the  "Court"),  entered  an order (the  "Order")  approving the settlement  (the "Settlement Agreement")  between the Company and Hanover Holdings I, LLC, a New York limited  liability company  ("Hanover").  Hanover commenced the action against the Company on July 12, 2013 to recover $1,042,000 of past-due accounts payable of the Company, plus fees and costs (the "Claim"). The Settlement Agreement became effective and binding upon the Company and Hanover upon execution of the Order by the Court on July 25, 2013.

The Settlement  Agreement  provides that the Initial Settlement Shares will be  subject  to  adjustment  on  the  trading  day  immediately   following  the Calculation Period to reflect the  intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the  Settlement  Agreement be based upon a specified  discount to the trading volume  weighted  average price (the "VWAP") of the Common Stock for a specified period of time subsequent to the Court's entry of the Order.

The Company considered the settlement of debt with common shares as an extinguishment of debt and applied extinguishment accounting accordingly.  The Company compared the trade accounts payable and related settlement costs with the fair value of common shares issued. Because the fair value of common shares issued was $561,077 greater than the trade accounts payable and related settlement costs, the Company applied extinguishment accounting, resulting in a loss on extinguishment of debt of $561,077, for the reporting period ended March 31, 2014.

Derivative Instruments and Hedging Activities

The Company accounts for derivative instruments and hedging activities in accordance with paragraph 815-10-05-4 of the FASB Accounting Standards Codification (“Paragraph 815-10-05-4”). Paragraph 815-10-05-4 requires companies to recognize all derivative instruments as either assets or liabilities in the balance sheet at fair value.  The accounting for changes in the fair value of a derivative instrument depends upon: (i) whether the derivative has been designated and qualifies as part of a hedging relationship, and (ii) the type of hedging relationship.  For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument based upon the exposure being hedged as either a fair value hedge, cash flow hedge or hedge of a net investment in a foreign operation.

Derivative Liability

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification.  The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations and comprehensive income (loss) as other income or expense.  Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then that the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.  Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date.  Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock.  Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.   The adoption of Section 815-40-15 has affected the accounting for (i) certain freestanding warrants that contain exercise price adjustment features and (ii) convertible bonds issued by foreign subsidiaries with a strike price denominated in a foreign currency.

The Company marks to market the fair value of the embedded derivative warrants at each balance sheet date and records the change in the fair value of the embedded derivative warrants as other income or expense in the consolidated statements of operations and comprehensive income (loss).

The Company utilizes the Lattice model that values the liability of the derivative warrants based on a probability weighted discounted cash flow model with the assistance of the third party valuation firm.  The reason the Company picks the Lattice model is that in many cases there may be multiple embedded features or the features of the bifurcated derivatives may be so complex that a Black-Scholes valuation does not consider all of the terms of the instrument.  Therefore, the fair value may not be appropriately captured by simple models.  In other words, simple models such as Black-Scholes may not be appropriate in many situations given complex features and terms of conversion option (e.g., combined embedded derivatives).  The Lattice model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise and full reset features.  Based on these features, there are two primary events that can occur; the Holder exercises the Warrants or the Warrants are held to expiration. The Lattice model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.).  Projections were then made on the underlying factors which led to potential scenarios.  Probabilities were assigned to each scenario based on management projections.  This led to a cash flow projection and a probability associated with that cash flow.  A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative warrants.

Beneficial Conversion Feature

When the Company issues an debt or equity security that is convertible into common stock at a discount from the fair value of the common stock at the date the debt or equity security counterparty is legally committed to purchase such a security (Commitment Date), a beneficial conversion charge is measured and recorded on the Commitment Date for the difference between the fair value of the Company's common stock and the effective conversion price of the debt or equity security. If the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the debt or equity security, the amount of the discount assigned to the beneficial conversion feature is limited to the amount of the proceeds allocated to the debt or equity security.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Non-controlling Interest

The Company follows paragraph 810-10-65-1 of the FASB Accounting Standards Codification to report the non-controlling interests in its majority owned subsidiaries in the consolidated statements of balance sheets within the equity section, separately from the Company’s stockholders’ equity.  Non-controlling interests represents the non-controlling interest holder’s proportionate share of the equity of the Company’s majority-owned subsidiaries. Non-controlling interest is adjusted for the non-controlling interest holder’s proportionate share of the earnings or losses and other comprehensive income (loss) and the non-controlling interest continues to be attributed its share of losses even if that attribution results in a deficit non-controlling interest balance.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification.  While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Research and Development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs”) and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 “Research and Development Arrangements”) for research and development costs.  Research and development costs are charged to expense as incurred.  Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third party research and development institutions.

Non-refundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities

The research and development arrangements usually involve specific research and development projects.  Often times, the Company makes non-refundable advances upon signing of these arrangements.  The Company adopted paragraph 730-20-25-13 and 730-20-35-1 of the FASB Accounting Standards Codification (formerly Emerging Issues Task Force Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities”) for those non-refundable advances.  Non-refundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized.  Such amounts are recognized as an expense as the related goods are delivered or the related services are performed.  The management continues to evaluate whether the Company expect the goods to be delivered or services to be rendered.  If the management does not expect the goods to be delivered or services to be rendered, the capitalized advance payment are charged to expense.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for share-based payment transactions issued to employees under the guidance of the Topic 718 Compensation—Stock Compensation of the FASB Accounting Standards Codification (“ASC Topic 718”).

Pursuant to ASC Section 718-10-20 an employee is an individual over whom the grantor of a share-based compensation award exercises or has the right to exercise sufficient control to establish an employer-employee relationship based on common law as illustrated in case law and currently under U.S. Internal Revenue Service (“IRS”) Revenue Ruling 87-41. A nonemployee director does not satisfy this definition of employee. Nevertheless, nonemployee directors acting in their role as members of a board of directors are treated as employees if those directors were elected by the employer’s shareholders or appointed to a board position that will be filled by shareholder election when the existing term expires. However, that requirement applies only to awards granted to nonemployee directors for their services as directors. Awards granted to nonemployee directors for other services shall be accounted for as awards to non-employees.

Pursuant to ASC Paragraphs 718-10-30-2 and 718-10-30-3 a share-based payment transaction with employees shall be measured based on the fair value of the equity instruments issued and an entity shall account for the compensation cost from share-based payment transactions with employees in accordance with the fair value-based method, i.e., the cost of services received from employees in exchange for awards of share-based compensation generally shall be measured based on the grant-date fair value of the equity instruments issued or the fair value of the liabilities incurred/settled.

Pursuant to ASC Paragraphs 718-10-30-6 and 718-10-30-9 the measurement objective for equity instruments awarded to employees is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility, at the grant date. As such, the fair value of an equity share option or similar instrument shall be estimated using a valuation technique such as an option pricing model. For this purpose, a similar instrument is one whose fair value differs from its intrinsic value, that is, an instrument that has time value.

If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in its most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.
The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding.  Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.

d.
The expected volatility of the price of the underlying share for the expected term of the option.  Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement.  Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.  The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.
The expected dividends on the underlying share for the expected term of the option.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.
The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC Paragraphs 718-10-30-11 and 718-10-30-17 a restriction that stems from the forfeitability of instruments to which employees have not yet earned the right, such as the inability either to exercise a non-vested equity share option or to sell non-vested shares, is not reflected in estimating the fair value of the related instruments at the grant date. Instead, those restrictions are taken into account by recognizing compensation cost only for awards for which employees render the requisite service and a non-vested equity share or non-vested equity share unit awarded to an employee shall be measured at its fair value as if it were vested and issued on the grant date.

Pursuant to ASC Paragraphs 718-10-35-2 and 718-10-35-3 the compensation cost for an award of share-based employee compensation classified as equity shall be recognized over the requisite service period, with a corresponding credit to equity (generally, paid-in capital). The requisite service period is the period during which an employee is required to provide service in exchange for an award, which often is the vesting period.  The total amount of compensation cost recognized at the end of the requisite service period for an award of share-based compensation shall be based on the number of instruments for which the requisite service has been rendered (that is, for which the requisite service period has been completed). An entity shall base initial accruals of compensation cost on the estimated number of instruments for which the requisite service is expected to be rendered. That estimate shall be revised if subsequent information indicates that the actual number of instruments is likely to differ from previous estimates. The cumulative effect on current and prior periods of a change in the estimated number of instruments for which the requisite service is expected to be or has been rendered shall be recognized in compensation cost in the period of the change. Previously recognized compensation cost shall not be reversed if an employee share option (or share unit) for which the requisite service has been rendered expires unexercised (or unconverted).

Under the requirement of ASC Paragraph 718-10-35-8 the Company made a policy decision to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under the guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC Paragraphs 505-50-30-2 and 505-50-30-11 share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date: (a) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); or (b) The date at which the counterparty's performance is complete. If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.
The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate holder’s expected exercise behavior.  If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.

d.
The expected volatility of the price of the underlying share for the expected term of the option.  Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement.  Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.  The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.
The expected dividends on the underlying share for the expected term of the option.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.
The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC paragraph 505-50-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income and comprehensive income (loss) in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period ended June 30, 2014 or 2013.

Limitation on Utilization of NOLs due to Change in Control

Pursuant to the Internal Revenue Code Section 382 (“Section 382”), certain ownership changes may subject the NOL’s to annual limitations which could reduce or defer the NOL.  Section 382 imposes limitations on a corporation’s ability to utilize NOLs if it experiences an “ownership change.”  In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period.  In the event of an ownership change, utilization of the NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of its stock at the time of the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may be carried over to later years.  The imposition of this limitation on its ability to use the NOLs to offset future taxable income could cause the Company to pay U.S. federal income taxes earlier than if such limitation were not in effect and could cause such NOLs to expire unused, reducing or eliminating the benefit of such NOLs.

Earnings Per Share

Earnings per share (“EPS”)  is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic EPS is computed by dividing earnings by the weighted average number of shares of common stock outstanding during the period.  Diluted EPS is computed by dividing earnings by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-22 and 23 the dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions  (see paragraph 260–10–55–23). Antidilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a.  Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b.  The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.)  c.  The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

The Company’s contingent shares issuance arrangement, stock options or warrants are as follows;

	Contingent shares issuance arrangement, stock options or warrants
	For the Reporting Period Ended June 30, 2014	For the Reporting Period Ended June 30, 2013
Convertible Note Shares

On March 7, 2012, the Company issued a convertible note in the principal amount of $200,000 with interest at 10% per annum due one (1) year from the date of issuance with the conversion price to be the same as the next private placement price on a per share basis, provided that the Company completes a private placement with gross proceeds of at least $100,000. On August 6, 2012, the Company completed the very next private placement at $0.46875 per share with gross proceeds of at least $100,000. On March 15, 2013, the above note was cancelled and reissued with a new convertible note consisting of the prior principal amount and the entire accrued unpaid interest for the total amount of $220,438 with interest at 12% per annum convertible at $0.25 per share due on September 30, 2013. The note is currently past due with no penalty and the Company continues to accrue the interest at 12% per annum.
	881,752	881,572

On May 30, 2012, the Company issued a convertible note in the principal amount of $200,000 with interest at 10% per annum due one (1) year from the date of issuance convertible at the lower of (a) the price per share at which shares of capital stock issued in the Financing or (b) the average closing bid price over the thirty (30) day period prior to the Conversion Date. The note with accrued interest of $235,616 was converted to 1,973,337 shares on March 11, 2014.	-	1,000,000

On February 26, 2013, the Company issued two (2) convertible notes in the principal amount of $250,000 and $100,000, respectively, convertible at $0.25 per share, with interest at 12% per annum due on September 30, 2013. The Convertible Note in the principal amount of $250,000 with the accrued interest of $29,945 was converted to 1,124,274 shares on March 11, 2014. The Convertible Note in the principal amount of $100,000 is currently past due with no penalty and the Company continues to accrue the interest at 12% per annum.	400,000	1,400,000

On November 21, 2013, the Company issued a convertible note in the principal amount of $53,000, convertible at 65% of the three lowest bids for 30 trading days before the conversion date with interest at 8% per annum, due on August 25, 2014.The principal of the note was converted to 652,709 shares on May 27 and May 28, 2014.	652,709	-

On February 7, 2014, the Company issued a convertible notes in the principal amount of $80,000 convertible at $0.10 per share, with interest at 8% per annum due on February 6, 2015.	800,000	-

On February 20, 2014 the Company issued a convertible note in the principal amount of $55,556 with a 10% Original Issuance Discount ("OID") and 12% one-time interest. The note is due February 20, 2015, one (1) year from the date of issuance, convertible at 65% of the lowest trade price for the 25 trade day period before the conversion date.	1,304,131	-

On March 3, 2014 the Company issued a convertible note in the principal amount of $500,000 with a 32% Original Issuance Discount ("OID") that is to be waived upon filing a registration report and convertible at 60% of the two lowest bids for 10 trading days before the conversion date with interest at 8% per annum, due on December 17, 2014. The principal amount of $251,507 was converted to 4,646,371 shares during the quarter ending June 30, 2014 and $88,493 remaining principal to be converted as of June 30, 2014	2,077,300	-

On May 16, 2014 the Company issued a convertible note in the principal amount of $600,000 and convertible at 60% of the two lowest bids for 10 trading days before the conversion date with interest at 8% per annum, due on March 15, 2015.	14,084,507	-

On June 23, 2014 the Company issued a convertible note in the principal amount of $150,000 with a 10% Original Issuance Discount ("OID") and 12% one-time interest. The note is due June 22, 2015, one (1) year from the date of issuance, convertible at 65% of the lowest trade price for the 25 trade day period before the conversion date.	3,521,127	-

Sub-total Convertible Note Shares	23,068,817	3,281,752

Warrant Shares

On August 6, 2012, the Company issued (i) warrants to purchase 1,066,667 shares, in the aggregate, of the Company’s common stock to investors (the “investor warrants”) and (ii) warrants to purchase 85,333 shares of the Company's common stock to the placement agent (the "agent warrants") with an exercise price of $0.6405 per share, subject to certain adjustments pursuant to Section 3(b) Subsequent Equity Sales of the SPA, expiring five (5) years from the date of issuance. On February 26, 2013, warrants issued subsequent to these warrants triggered a reset of these warrants exercise price to $0.25 per share and the shares to be issued under the warrants were adjusted to 2,951,424 shares accordingly. On May 8, 2013, the Company completed a private placement at $0.20 per share with gross proceeds more than $100,000; this event triggered the reset of the conversion price of the convertible note to $0.20 per share and the shares to be issued under the warrants were adjusted to 3,689,280 shares accordingly. On May 8, 2013, investors exercised the warrants to purchase 2,732,799 shares (853,333 original shares) at $0.20 per share. On February 7, 2014, the number of shares and exercise price of the remaining unexercised warrants were reset to 11,093,791 shares and $0.053365 per share. On June 29, 2014, the number of shares and exercise price of the remaining unexercised warrants were reset to ,2,524,320 shares and $0.0426 per share
	2,524,320	956,481

On February 26, 2013, the Company issued warrants to purchase 1,000,000 and 400,000 shares respectively, or 1,400,000 shares in aggregate, of the Company’s common stock to two (2) note holders in connection with the issuance of convertible notes.	1,400,000	1,400,000

On March 15, 2013, the Company issued a warrant to purchase 881,753 shares of the Company’s common stock to the note holder in connection with the issuance of the convertible note.	881,753	881,753

On May 6, 2013, the Company issued three (3) series of warrants:

Series A warrants include (i) warrants to purchase 1,877,333 shares of the Company’s common stock to the investor and (ii) warrants to purchase 150,187 shares of the Company's  common  stock to the placement agent (the "agent warrants") with an exercise price of $0.20 per share and full reset feature expiring five (5) years from the date of issuance, which was subsequently reset to 7,035,821 and 562,866 with exercise price being reset to $0.053365 per share. In February 2014, the warrant holders exercised certain warrants and acquired 1,877,333 shares at $0.053365 per share in February 2014. In May 2014, the warrant holders exercised certain warrants and acquired 5,158,487 shares at $0.053365 per share and Series A warrants was all exercised.
	-	2,027,520

Series B warrants include (i) warrants to purchase 1,066,666 shares of the Company’s common stock to the investor and (ii) warrants to purchase 85,333 shares of the Company's common  stock to the placement agent (the "agent warrants") with an exercise price of $0.25 per share and full reset feature expiring five (5) years from the date of issuance, which was subsequently reset to 4,997,030 and 399,762 with exercise price being reset to $0.053365 per share. In February 2014, the warrant holders exercised certain warrants and acquired 1,066,666 shares at $0.053365 per share. In May 2014, the warrant holders exercised the remaining warrants and acquired 3,930,363 shares at $0.053365 per share in May 2014. Series B warrants was all exercised.
	-	1,151,999

Series C warrants include (i) warrants to purchase 2,346,666 shares of the Company’s common stock to the investor and (ii) warrants to purchase 187,733 shares of the Company's  common  stock to the placement agent (the "agent warrants") with an exercise price of $0.25 per share and full reset feature expiring five (5) years from the date of issuance. The warrants are exercisable under the condition of Series A warrants are exercised, which was subsequently reset to 10,997,430 and 879,478 with exercise price being reset to $0.053365 per share. In February 2014, the warrant holders exercised certain warrants and acquired 2,346,666 shares at $0.053365 per share in February 2014.
	11,577,272	2,534,399

On October 15, 2013, the Company issued warrants to purchase 1,000,000 shares of the Company’s common stock to a note holder with an exercise price of $0.25 per share and full reset feature in connection with the issuance of convertible note, which was subsequently reset to 4,684,718 with exercise price being reset to $0.053365 per share in February 2014, all of which were cashless exercised on April 4, 2014.	-	-

On February 7, 2014, the Company issued warrants to purchase 1,000,000 shares of the Company’s common stock to a note holder with an exercise price of $0.10 per share and full reset feature in connection with the issuance of convertible note, which was subsequently reset to 2,347,418 with exercise price being reset to $0.0426 per share in June 2014.	2,347,418	-

On February 15, 2014, the Company issued warrants to purchase 563,874 shares of the Company’s common stock to the placement agent with an exercise price between $0.053365 and $0.30 per share as commission for the issuance of convertible note and conversion.	563,874	-

On February 20, 2014, the Company issued warrants to purchase 683,202 shares of the Company’s common stock to a note holder with an exercise price of $0.053365 per share as replacement warrant, all of which were exercised during the quarter ending June 30, 2014.	-	-

On April 8, 2014, the Company issued warrants to purchase 4,000,000 shares of the Company’s common stock to one investor with an exercise price of $0.45 per share in connection with the commons stock purchase.	4,000,000	-

On May 15, 2014, the Company issued warrants to purchase 423,931 shares of the Company’s common stock to the placement agent with an exercise price between $0.053365 and $0.30 per share as commission for the conversion of convertible notes.	423,931	-

Sub-total Warrant Shares	23,718,568	8,952,152

Total contingent shares issuance arrangement, stock options or warrants	46,787,385	12,233,904

For the reporting period ended June 30, 2014 there were approximate 28,563,439 potentially outstanding dilutive common shares.  For the reporting period ended June 30, 2013 there were approximate 1,456,384 potentially outstanding dilutive common shares which was excluded from the diluted earnings per share calculation as they were anti-dilutive.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1.
Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2.
Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had an accumulated deficit at June 30, 2014 and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations.  While the Company believes in the viability of its strategy to generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Convertible Note Receivable

Entry into Note Purchase Agreement

On April 2, 2014 the Company entered into a note purchase agreement with YOPCP, LLC, a Colorado limited liability company ("YOPCP"). YOPCP is a manufacturer of ready to eat organic gourmet soups. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company shall purchase from YOPCP a senior secured convertible promissory note with an initial principal amount of $250,000 (the "Note") for a purchase price of $250,000.

The Note bears interest at fifteen percent (15%) per annum and is due on the earlier of (i) the twelve (12) month anniversary of the issuance of the Note, or (ii) the next date of sale of equity of YOPCP (a " YOPCP Financing") following the Closing Date. The Company has the right to convert the Note at a conversion price equal to the price per unit of YOPCP's membership units ("Units") in YOPCP Financing (the "Conversion Price"). Upon full repayment or conversion of the Note, the Company has the additional right to receive an amount of Units equal to the initial principal amount of the Note divided by the Conversion Price.

The Company has a right of participation with respect to any future financing of YOPCP. Pursuant to the terms of the Purchase Agreement, the Company may elect to participate in an amount equal to 50% of any proposed future financing of YOPCP until the expiration of the maturity date of the Note. The Company also has a right of first refusal with respect to the management rights for distribution of YOPCP's products in Asia for a five year period.

The Company also entered into a security agreement (the "Security Agreement") with YOPCP which YOPCP granted a lien on all of its assets (the "Collateral") in favor of the Company to secure YOPCP's obligations under the Note. The Security Agreement includes certain customary representations, warranties and covenants regarding the perfection and maintenance of the Company's security interests in the Collateral. The lien on the Collateral will be released upon full payment or full conversion of the Note.

Note 5 – Prepaid Seeds and Fertilizer

Prepaid seeds and fertilizer consisted of the following:

	June 30, 2014	March 31, 2014

Prepaid seeds and fertilizer (*)	$3,136,630	$1,498,008

	$3,136,630	$1,498,008

*
The company acquired certain seeds and fertilizer in the amount of $3,136,630 in aggregate which was used for preparation of the fall planting for the spring harvest which will start from the second half of February, 2015 and last through April, 2015.

Note 6 – Property and Equipment

(i) Impairment

The Company completed its annual impairment testing of property and equipment and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at March 31, 2014.

(ii) Depreciation Expense

Depreciation expense was $1,294 and $766 for the reporting period ended June 30, 2014 and 2013, respectively.

Note 7 – Acquired Technology

On July 5, 2012, the Company acquired the rights to certain technology from Technew Technology Limited in exchange for 3,000,000 restricted shares of the Company's common stock.  These restricted shares were valued at $0.79 per share, discounted at 69% taking into consideration its restricted nature and lack of liquidity and consistent trading in the market, or $1,635,300, which was recorded as acquired technology and is being amortized on a straight-line basis over the acquired technology's estimated useful life of fifteen (15) years.

(i) Impairment

The Company completed its annual impairment testing of acquired technology and determined that there was no impairment as the fair value of patent, exceeded its carrying value at March 31, 2014.

(ii) Amortization Expense

Amortization expense was $27,255 each for the reporting period ended June 30, 2014 and 2013, respectively.

Note 8 – Website Development Costs

(i) Impairment

The Company completed the annual impairment test of website development costs and determined that there was no impairment as the fair value of website development costs, exceeded their carrying values at March 31, 2014.

(ii) Amortization Expense

Amortization expense was $267 each for the reporting period ended June 30, 2014 and 2013, respectively.

Note 9 – Related Party Transactions

Related parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

George Blankenbaker	President and significant stockholder of the Company

Leverage Investments, LLC	An entity owned and controlled by the president and significant stockholder of the Company

Technew Technology Limited	Non-controlling interest holder

Growers Synergy Pte Ltd.	An entity owned and controlled by the president and significant stockholder of the Company

Guangzhou Health Technology Development Company Limited	An entity owned and controlled by Non-controlling interest holder

Advances from Stockholder

From time to time, stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Lease of Certain Office Space from Leverage Investments, LLC

The Company leases certain office space with Leverage Investments, LLC for $500 per month on a month-to-month basis since July 1, 2011 with an increase to $600 per month since July 1, 2013.  The Company recorded $1,800 and $1,500 in rent expense for the reporting period ended June 30, 2014 and 2013, respectively.

Farm Management and Off-Take Agreement with Growers Synergy Pte Ltd.

On November 1, 2011, the Company entered into a Management and Off-Take Agreement (the “Management Agreement”) with Growers Synergy Pte Ltd. (“GSPL”), a Singapore corporation.  Under the terms of the Management Agreement,  the Company will engage GSPL to supervise the Company’s farm management operations, recommend quality farm management  programs for stevia cultivation, assist in the hiring of employees and provide training to help the Company meet its commercialization  targets, develop successful models to propagate future agribusiness services, and provide back-office and regional logistical support for the development of proprietary stevia farm systems in Vietnam, Indonesia and potentially other countries. GSPL will provide services at $20,000 per month for a term of two (2) years from the date of signing, expiring on November 1, 2013.  The Management Agreement may be terminated by the Company upon 30 day notice.  In connection with the Management Agreement, the parties agreed to enter into an off-take agreement whereby GSPL agreed to purchase all of the non-stevia crops produced at the Company’s GSPL supervised farms.

On October 31, 2013 ("Effective Date"), the Company extended the Management and Off-Take Agreement (the “Management Agreement”) with GSPL with the same terms and conditions for a period of two (2) years ("Term") from the Effective Date, expiring October 31, 2015, and shall automatically be extended for a subsequent period of one (1) year expiring October 31, 2016 ("Extended Term") unless earlier terminated in writing.

Farm management services provided by Growers Synergy Pte Ltd. were as follows:

	For the reporting period ended June 30, 2014	For the reporting period ended June 30, 2013

Farm management services – related parties	$60,000	$60,000

	$60,000	$60,000

Future minimum payments required under this agreement were as follows:

Fiscal Year Ending March 31:

2015 (remainder of the fiscal year)	$180,000
2016	240,000
2017	140,000

$560,000

Note 10 – Convertible Notes Payable

(i) February 26, 2013 issuance of convertible notes with warrants

On February 26, 2013, the Company entered into two (2) 12% convertible notes payable of $350,000 in aggregate (“Convertible Notes”) with two investors (the “Payees”) maturing on September 30, 2013. The Payees have the option to convert the outstanding notes and interest due into the Company’s common shares at $0.25 per share at any time prior to September 30, 2013. In connection with the issuance of the Convertible Notes, the Company granted the Payees a warrant to purchase 1,400,000 common shares exercisable at $0.25 per share expiring three (3) years from the date of issuance.

The Company estimated the relative fair value of these warrants on the date of grant, using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Expected option life (year)	3.00
Expected volatility	74.53%
Risk-free interest rate	0.37%
Dividend yield	0.00%

The relative fair value of these warrants granted, estimated on the date of grant, was $110,425, which was recorded as a discount to the convertible notes payable. After allocating the $110,425 portion of the proceeds to the warrants as a discount to the Convertible Notes, an additional $113,925 was allocated to a beneficial conversion feature by crediting $113,925 to additional paid-in capital and debiting the same amount to the beneficial conversion feature.  The Company amortizes the discount and beneficial conversion feature over the term of the Convertible Notes. The amortization of the discount and beneficial conversion feature were fully amortized as of September 30, 2013.

On March 11, 2014 the Convertible Note in the principal amount of $250,000 plus accrued interest of $29,945 was converted into the Company’s common shares at $0.25 per share for 1,124,274 common shares.  The Convertible Note in the principal amount of $100,000 is currently past due with no penalty and the Company continues to accrue the interest at 12% per annum.

(ii) March 15, 2013 issuance of convertible note with warrant

On March 15, 2013, the Company cancelled a prior convertible note and entered into a 12% convertible note payable of $220,438, which is the total amount of the prior note principal and accrued interest, with the existing investor (the “Payee”), maturing on September 30, 2013. The Payee has the option to convert the outstanding note into the Company’s common shares at $0.25 per share at any time prior to payment in full of the principal balance of the convertible note. In connection with the issuance of the convertible note, the Company granted the Payee a warrant to purchase 881,753 common shares exercisable at $0.25 per share expiring three (3) years from the date of issuance. The note is currently past due with no penalty and the Company continues to accrue the interest at 12% per annum.

The Company estimated the relative fair value of these warrants on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Expected option life (year)	3.00
Expected volatility	75.11%
Risk-free interest rate	0.40%
Dividend yield	0.00%

The relative fair value of these warrants was $98,095, which was recorded as a discount to the convertible note payable. After allocating the $98,095, portion of the proceeds to the warrants as a discount to the convertible note, the effective conversion price of the convertible notes payable was lower than the market price at the date of issuance and per calculation the remaining balance of the face amount was allocated to a beneficial conversion feature by crediting $122,343 to additional paid-in capital and debiting the same amount to the beneficial conversion feature. The Company amortizes the discount and beneficial conversion feature over the term of the convertible note and the amounts were fully amortized as of September 30, 2013.

(iii) October 15, 2013 issuance of convertible note with derivative warrant

General Terms

On October 15, 2013, the Company issued a convertible note in the principal amount of $58,000 convertible at $0.20 per share, with an $8,000 Original Issue Discount ("OID") and interest at 10% per annum maturing on May 1, 2014. The Debenture is secured by 1,250,000 restricted common shares of the Company. The restricted shares will be issued in the name of Black Mountain Equities, Inc. upon closing.

On March 30, 2014, the principal of the Convertible Note plus accrued interest of $13,800 was converted into the Company’s common shares at $0.057 per share for 1,119,299 common shares and the 1,250,000 security shares were surrendered to the Company for cancellation.

Events of Defaults

An “Event of Default”, wherever used herein, means any one of the following events: (i) An “Event of Default”, wherever used herein, means any one of the following events, (ii) A Conversion Failure; (iii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws; (iv) (a) The Company or any subsidiary of the Company shall default in any of its obligations under any other indebtedness in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and (b) The Common Stock is suspended or delisted for trading on the Over the Counter Bulletin Board market (the “Primary Market”), (c) The Company loses its ability to deliver shares via “DWAC/FAST” electronic transfer, (d) The Company loses its status as “DTC Eligible.”, (e) The Company shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

Piggyback Registration Rights

The Company shall include on the next registration statement the Company files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than $25,000, being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

Warrants

In connection with the issuance of the convertible note, the Company granted the note holder a warrant to purchase 1,000,000 common shares with an exercise price of $0.25 per share, subject to certain adjustments pursuant to Section 3(b) Subsequent Equity Sales and Section 3(c) Subsequent Rights Offerings of the warrant ("full price and share reset provisions") expiring five (5) years from the date of issuance.

Pursuant to Section 3 (b) Subsequent Equity Sales if the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.

Pursuant to Section 3 (c) Subsequent Rights Offerings if the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.

The fair value of note derivative liability and the warrant liability were $11,428 and $76,647, respectively, or $88,075 in aggregate; $50,000 of which was recorded as a discount to the convertible note and the $38,075 remaining balance was recorded as other expense. The Company amortizes the OID and the discount to the note over the term of the convertible note and marks to market the warrant value as of each quarter end.

(iv) March 3, 2014 issuance of convertible note with Securities Purchase Agreement

General Terms

On March 3, 2014, the Company entered into a securities purchase agreement with Nomis Bay Ltd. ("Nomis Bay"). The Purchase Agreement provides (i) Nomis Bay shall purchase from the Company a senior convertible note with an initial principal amount of $500,000 (the "Initial Convertible Note") for a purchase price of $340,000 (a 32% original issue discount) and (ii) the Company shall have the right to require Nomis Bay to purchase from the Company on or prior to the 10th trading day after the effective date of the Registration Statement an additional senior convertible note with a principal amount of $600,000 (the "Additional Convertible Note" and, together with the Initial Convertible Note, the "Convertible Notes") for a purchase price of $600,000. On March 3, 2014 and May 16, 2014, the Company issued the Initial Convertible Note and the Additional Convertible Note to Nomis Bay, respectively.

The Initial Convertible Note matures on December 27, 2014 (subject to extension as provided) and, in addition to the 32% original issue discount, accrues interest at 8% per annum. The Additional Convertible Note will mature on March 16, 2015 (subject to extension as provided) and will accrue interest at 8% per annum.  The Convertible Notes are convertible at any time at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest two (2) volume weighted average prices of the Common Stock during the 10 consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 60% (the "Variable Conversion Price") or (ii) $0.30 per share (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions).

The Company agreed to pay up to $40,000 of reasonable attorneys' fees and expenses incurred by Nomis Bay in connection with the transaction, which shall be withheld by Nomis Bay from the Initial Purchase Price for the Initial Convertible Note. An additional $20,400 shall be withheld by Nomis Bay from the Initial Purchase Price for the Initial Convertible Note and shall be paid directly to Garden State Securities for its services in acting as placement agent in connection with the transaction. Moreover, $36,000 shall be withheld by Nomis Bay from the Additional Purchase Price paid for the Additional Convertible Note, as applicable, and shall be paid directly to Garden State Securities for its services in acting as placement agent in connection with the transaction. The Company also agreed to issue warrants to purchase up to 90,667 shares of Common Stock at an exercise price of $0.30 per share to Garden State Securities for its services in acting as placement agent in connection with the transaction.

Extinguishment of debt

The total of $160,000 of the outstanding principal amount of the initial Convertible note together with any accrued interest shall be automatically extinguished without any cash payment by the Company upon (i) the Company has filed the Registration Statement with the SEC that has been declared effective by the SEC on or prior to the Effectiveness Deadline and the prospectus contained therein is available for use by Nomis Bay for the resale by Nomis Bay of the shares of Common Stock issued or issuable upon conversion of the Convertible Notes and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date.  The Registration statement was effective on May 15, 2014 and the $160,000 principal amount was automatically extinguished.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, the Company and Nomis Bay also entered into a registration rights agreement dated as of the Closing Date (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement ("Registration Statement") with the SEC to register the resale of 24,602,792 shares of Common Stock (representing one-third of the number of shares of Common Stock held by non-affiliates of the Company) into which the Convertible Notes may be converted, on or prior to the 45th calendar day after the Closing Date (the "Filing Deadline") and have it declared effective at the earlier of (i) the 120th calendar day after the Closing Date and (ii) the fifth business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review (the "Effectiveness Deadline"). The Registration statement was filed and declared effective on May 15, 2014.

Convertible notes payable consisted of the following:

	June 30, 2014	March 31, 2014
On February 26, 2013, the Company issued two (2) convertible notes in the principal amount of $250,000 and $100,000, respectively, convertible at $0.25 per share, with interest at 12% per annum due on September 30, 2013. The Convertible Note in the principal amount of $250,000 with the accrued interest was converted to 1,154,520 shares on March 11, 2014. The Convertible Note in the principal amount of $100,000 is currently past due with no penalty and the Company continues to accrue the interest at 12% per annum.	100,000	100,000

On March 15, 2013, the Company cancelled a prior convertible note and entered into a 12% convertible note payable in the principal amount of $220,438 convertible into the Company’s common shares at $0.25 per share at any time prior to payment in full of the principal balance of the convertible note, maturing on September 30, 2013. The note is currently past due with no penalty and the Company continues to accrue the interest at 12% per annum	220,438	220,438

On July 16, 2013, the Company issued a convertible note in the principal amount of $111,111 with a 10% Original Issuance Discount ("OID") and a one-time interest charge of 12% after 90 days. The note is due one (1) year from the date of issuance with the conversion price at 65% of the lowest trade price for the 25 trade day period before the conversion date . The note with accrued interest of $124,444 in aggregate was converted to 2,250,158 shares during period ending March 31, 2014.	-	-

On August 27, 2013, the Company issued a convertible notes in the principal amount of $153,500 convertible at 65% of the three lowest bids for 30 trading days before the conversion date with interest at 8% per annum due on May 26, 2014. The note with accrued interest of $159,640 in aggregate, was converted to 2,892,700 shares during period ending March, 31, 2014.	-	-

On September 26, 2013, the Company issued a convertible note in the principal amount of $27,778 with a 10% Original Issuance Discount ("OID") and a one-time interest charge of 12%. The note is due one (1) year from the date of issuance with the conversion price at 65% of the lowest trade price for the 25 trade day period before the conversion date . The note and accrued interest of $31,111 in aggregate was converted to 556,549 shares on March 26, 2014.	-	-

On October 15, 2013, the Company issued a convertible note in the principal amount of $58,000 convertible at $0.20 per share, with an $8,000 Original Issue Discount ("OID") and interest at 10% per annum maturing on May 1, 2014. The Debenture is secured by 1,250,000 restricted common shares of the Company.  In connection with the issuance of the convertible note, the Company granted the note holder a warrant to purchase 1,000,000 common shares with an exercise price of $0.25 per share, subject to certain adjustments pursuant to Section 3(b) Subsequent Equity Sales and Section 3(c) Subsequent Rights Offerings of the warrant ("full price and share reset provisions") expiring five (5) years from the date of issuance. The note and accrued interest of $63,800 in aggregate was converted to 1,119,299 shares on March 31, 2014.
	-	-

On November 21, 2013, the Company issued a convertible note in the principal amount of $53,000, convertible at 65% of the three lowest bids for 30 trading days before the conversion date, with interest at 8% per annum, due on August 25, 2014. The principal of the note and accrued interest of $55,120 in aggregate was converted to 678,818 shares on May 27 and May 28, 2014.	-	53,000

On December 9, 2013, the Company issued a convertible note in the principal amount of $55,556 with a 10% Original Issuance Discount ("OID") and a one-time interest charge of 12%. The note is due one (1) year from the date of issuance with the conversion price at 65% of the lowest trade price for the 25 trade day period before the conversion date . The note and accrued interest of $62,222 in aggregate was converted to 1,113,099 shares on March 27, 2014.	-	-

On February 7, 2014, the Company issued a convertible notes in the principal amount of $80,000 convertible at $0.10 per share, with interest at 8% per annum due on February 6, 2015.	80,000	80,000

On February 20, 2014 the Company issued a convertible note in the principal amount of $55,556 with a 10% Original Issuance Discount ("OID") and 12% one-time interest. The note is due on February 20, 2015, one (1) year from the date of issuance with the conversion price at 65% of the lowest trade price for the 25 trade day period before the conversion date.	55,556	55,556

On March 3, 2014 the Company issued a convertible note in the principal amount of $500,000 with a 32% Original Issuance Discount ("OID") that is to be waived upon filing a registration report and convertible at 60% of the two lowest bids for 10 trading days before the conversion date with interest at 8% per annum, due on December 17, 2014, $251,507 of which was converted to 4,646,371 shares during the quarter ending June 30, 2014.	88,493	340,000

On May 16, 2014 the Company issued a convertible note in the principal amount of $600,000 and convertible at 60% of the two lowest bids for 10 trading days before the conversion date with interest at 8% per annum, due on March 15, 2015.	600,000	-

On June 23, 2014 the Company issued a convertible note in the principal amount of $150,000 with a 10% Original Issuance Discount ("OID") and 12% one-time interest. The note is due June 22, 2015, one (1) year from the date of issuance, convertible at 65% of the lowest trade price for the 25 trade day period before the conversion date.	150,000	-

Sub-total: convertible notes payable	1,294,487	848,994

Discount representing (i) the relative fair value of the warrants issued, (ii) the beneficial conversion features and (iii) the derivative liability on conversion features	(1,259,897)	(860,701)

Accumulated amortization of discount of convertible notes payable	428,202	467,468

Remaining discount	(831,695)	(393,233)

	$462,792	$455,761

Note 11 – Derivative Instruments and the Fair Value of Financial Instruments

(i) Warrants Issued

Description of Warrants and Fair Value on Date of Grant

On August 6, 2012, the Company issued (i) warrants to purchase 1,066,667 shares of the Company’s common stock to the investors (the “investors warrants”) and (ii) warrants to purchase 85,333 shares of the Company's  common  stock to the placement agent (the "agent warrants") with an exercise price of $0.6405 per share, subject to certain adjustments, pursuant to Section 3(b) Subsequent Equity Sales of the SPA, expiring five (5) years from the date of issuance.

On February 26, 2013 and March 15, 2013 the Company issued warrants with an exercise price of $0.25 per share. Pursuant to Section 3(b), the previously issued warrants’ exercise price was reset to $0.25 per share and the number of warrant shares was reset to 2,732,801 and 218,623, respectively, or 2,951,424 in aggregate.

On May 6, 2013, the Company issued warrants with an exercise price of $0.25 per share. Pursuant to Section 3(b), the previously issued warrants' exercise price was reset again to $0.20 per share and the number of warrant shares was increased to 3,416,001 and 273,279, respectively, for a total of 3,689,280. On May 6, 2013, investors exercised warrants to purchase 2,732,799 (out of 3,416,001) shares of the Company’s common stock at $0.20 per share.

On May 6, 2013, the Company issued (i) warrants to purchase 1,877,333 (Series A), 1,066,667 (Series B) and 2,346,666 (Series C) shares of the Company’s common stock to the investors (the “investor warrants”) and (ii) warrants to purchase 150,187 (Series A), 85,333 (Series B) and 187,733 (Series C) shares of the Company's  common  stock to the placement agent (the "agent warrants") with an exercise price of $0.20 (Series A) per share, $0.25 (Series B) per share and $0.25 (Series C) per share subject to certain adjustments, pursuant to Section 3(b), expiring five (5) years from the date of issuance. On February 20, 2014 the previously issued warrants' exercise price was reset again to $0.053365 per share and the number of warrant shares was increased to 23,026,321 and 1,842,106, respectively, for 24,868,426 in aggregate. During February and March, 2014, the investors exercised warrants to purchase 1,877,333 shares at $0.0585 per share and 4,096,534 shares at $0.053365 per share, respectively. On March 11, 2014, the placement agent cashless exercised 3,438,181warrants at the exercise price of $0.053365 per share.

On October 15, 2013, the Company issued a warrant to purchase 1,000,000 common shares with an exercise price at $0.25 per share with full ratchet reset features expiring five (5) years from the date of issuance in connection with the issuance of a convertible note. On February 20, 2014 the warrants' exercise price was reset to $0.053365 per share and the number of warrant shares was reset to 4,684,718.

On February 07, 2014, the Company issued a warrant to purchase 1,000,000 common shares with an exercise price at $0.10 per share with full ratchet reset features expiring five (5) years from the date of issuance in connection with the issuance of a convertible note. On February 20, 2014 the warrants' exercise price was reset to $0.053365 per share and the number of warrant shares was reset to 1,873,887.

Derivative Analysis

Because these warrants have full reset adjustments tied to future issuances of equity securities by the Company, they are subject to derivative liability treatment under Section 815-40-15 of the FASB Accounting Standard Codification (“Section 815-40-15”).

Valuation of Derivative Liability

(a) Valuation Methodology

The Company’s August 6, 2012 and May 6, 2013 warrants do not trade in an active securities market, as such, the Company developed a Lattice model that values the derivative liability of the warrants based on a probability weighted discounted cash flow model. This model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise feature and the full ratchet reset.

Based on these features, there are two primary events that can occur; the Holder exercises the Warrants or the Warrants are held to expiration. The model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on these underlying factors which led to a set of potential scenarios. As the result of the large Warrant overhang we accounted for the dilution affects, volatility and market cap to adjust the projections.

Probabilities were assigned to each of these scenarios based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative warrant liability.

 Valuation Assumptions

The Company’s 2013 derivative warrants were valued at each period ending date with the following assumptions:

•	The stock price would fluctuate with the Company projected volatility.

•	The stock price would fluctuate with an annual volatility. The projected volatility curve was based on historical volatilities of the Company for the valuation periods.

•
The Holder would exercise the warrant as they become exercisable (effective registration is projected 4 months from issuance and the earliest exercise is projected 180 days from issuance) at target prices of 2 times the higher of the projected reset price or stock price.

•	The Holder would exercise the warrant at maturity if the stock price was above the project reset prices.

•	A 100% probability of a reset event and a projected financing each quarter for 3 years at prices approximating 93% of market

•
The Warrants with an exercise price of $0.25 exercise price is projected to reset to $0.047 at maturity; the Warrants with an exercise price of  $0.20 per share  is projected to reset to $0.043 at maturity

•	The Company had no reset event during this quarter period ending 12/31/2013. Prior reset events occurred on 2/26/2013 to $0.25 and 5/6/2013 to $0.20.

•	No warrants have expired. Warrants with full reset feature issued during this quarter period ending 12/31/2013

•	The projected volatility curve for the valuation dates was:

	1 Year	2 Year	3 Year	4 Year	5 Year

August 6, 2012	129%	178%	218%	252%	281%
September 30, 2012	127%	173%	211%	244%	272%
March 31, 2013	122%	167%	205%	236%	264%
March 31, 2014	104%	168%	202%	233%	261%
June 30, 2014	107%	168%	202%	233%	261%

(b) Fair Value of Derivative Warrants

The table below provides a summary of the fair value of the derivative warrant liability and the changes in the fair value of the derivative warrants to purchase 2,951,424 (reset to 6,247,146 on May 1, 2013) shares of the Company’s common stock, including net transfers in and/or out, of derivative warrants measured at fair value on a recurring basis using significant unobservable inputs (Level 3).

	Fair Value Measurement Using Level 3 Inputs
	Derivative warrants Assets (Liability)	Total

Balance, March 31, 2013	$(486,113)	$(486,113)
Total gains or losses (realized/unrealized) included in:
Net income (loss)	(5,290,703)	(5,290,703)
Other comprehensive income (loss)	-	-
Purchases, issuances and settlements	385,192	385,192
Transfers in and/or out of Level 3	-	-
Balance, March 31, 2014	$(5,391,624)	$(5,391,624)

Total gains or losses (realized/unrealized) included in:
Net income (loss)	2,154,038	2,154,038
Other comprehensive income (loss)	-	-
Purchases, issuances and settlements	1,750,607	1,750,607
Transfers in and/or out of Level 3	-	-
Balance, June 30, 2014	$(1,486,979)	$(1,486,979)

(c) Warrants Outstanding

The table below summarizes the Company’s derivative warrant activity:

	Warrant Activities				APIC	(Gain) Loss
	Derivative Shares	Non-derivative Shares	Total Warrant Shares	Fair Value of Derivative Warrants	Reclassification of Derivative Liability	Change in Fair Value of Derivative Liability

Derivative warrant at March 31, 2013	2,951,424	2,281,753	5,233,177	(486,113)
Issuance of warrants	42,302,198	1,247,076	42,549,274	(472,374)	-	-
Exercise of warrants	(12,144,847)	-	(12,144,847)	857,566	-	-
Mark to market				(5,290,703)		5,290,703
Derivative warrant at March 31, 2014	33,108,775	3,528,829	36,637,604	(5,391,624)
Issuance of warrants	-	3,740,729	3,740,729	(178,332)	-	-
Exercise of warrants	(16,659,765)	-	(16,659,765)	1,572,275	-	-
Mark to market				2,154,038		(2,154,038)
Derivative warrant at June 30, 2014	16,449,010	7,269,558	23,718,568	(1,486,979)

(ii) Warrant Activities

The table below summarizes the Company’s warrant activities through June 30, 2014:

Summary of the Company’s Warrant Activities

The table below summarizes the Company’s warrant activities:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Issuance	Aggregate Intrinsic Value

Balance, March 31, 2014	36,637,604	$0.053365 - 0.30	$0.05436	$680,894	$-
Granted	3,740,729	0.05 - 0.45	0.053365	178,332	-
Canceled	-	-	-	-	-
Exercised	(16,659,765)	0.0426 - 0.053365	0.053365	(143,944)	-
Expired	-	-	-	-	-
Balance, June 30, 2014	23,718,568	$0.0426 - 0.30	$0.05436	$646,506	$-

Earned and exercisable, June 30, 2014	23,718,568	$0.0426 - 0.30	$0.12822	$646,506	$-

Unvested, June 30, 2014	-	$-	$-	$-	$-

The following table summarizes information concerning outstanding and exercisable warrants as of June 30, 2014:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.0426 - 0.45	23,718,568	3.91	$0.12822	23,718,568	3.91	$0.12822
$0.0426 - 0.45	23,718,568	3.91	$0.12822	23,718,568	3.91	$0.12822

Note 12 – Commitments and Contingencies

Supply Agreement – between Stevia Ventures International Ltd. and Asia Stevia Investment Development Company Ltd.

On April 12, 2011, Stevia Ventures International Ltd., a subsidiary of the Company entered into a Supply Agreement (the “Supply Agreement”) with Asia Stevia Investment Development Company Ltd. (“ASID”), a foreign-invested limited liability company incorporated in Vietnam.

(i) Scope of Services

Under the terms of the Agreement, the Company engaged ASID to plant the Stevia Seedlings and supply the Products only to the Company to the exclusion of other customers and the Company is desirous to purchase the same, on the terms and conditions as set out in this Agreement produce Products and the Company purchase the Products from ASID.

(ii) Term

This Agreement shall come into force on the date of signing and, subject to earlier termination pursuant to certain clauses specified in the Agreement, shall continue in force for a period of three (3) years ("Term") expiring on April 1, 2014 and thereafter automatically renew on its anniversary for an additional period of one (1) year expiring on April 1, 2015 ("Extended Term").

(iii) Purchase Price

ASID and the Company shall review and agree, on or before September 30th of each year, on the quantity of the Products to be supplied by ASID to the Company in the forthcoming year and ASID shall provide the Company with prior written notice at any time during the year following the revision if it has reason to believe that it would be unable to fulfill its forecast volumes under this clause.

Supply Agreement – between Stevia Ventures International Ltd. And Stevia Ventures Corporation

On April 12, 2011, Stevia Ventures International Ltd., a subsidiary of the Company also entered into a Supply Agreement (the “Supply Agreement”) with Stevia Ventures Corporation (“SVC”), a foreign-invested limited liability company incorporated in Vietnam.

(i) Scope of Services

Under the terms of the Agreement, the Company engaged SVC to plant the Stevia Seedlings and supply the Products only to the Company to the exclusion of other customers and the Company is desirous to purchase the same, on the terms and conditions as set out in this Agreement produce Products and the Company purchase the Products from SVC.

(ii) Term

This Agreement shall come into force on the date of signing and, subject to earlier termination pursuant to certain clauses specified in the Agreement, shall continue in force for a period of three (3) years expiring April 1, 2014 ("Term") and thereafter automatically renew on its anniversary for an additional period of one (1) year expiring April 1, 2015 ("Extended Term").

(iii) Purchase Price

SVC and the Company shall review and agree, on or before September 30th, of each Year on the quantity of the Products to be supplied by SVC to the Company in the forthcoming year and SVC shall provide the Company with prior written notice at any time during the year following the revision if it has reason to believe that it would be unable to fulfill its forecast volumes under this clause.

Engagement Agreement – Garden State Securities Inc.

On June 18, 2012, the Company entered into an engagement agreement (the “Agreement”) with Garden State Securities Inc. (“GSS”) for GSS to act as a selling/placement agent for the Company.

(i) Scope of Services

Under the terms of the Agreement, the Company engaged GSS to review the business and operations of the Company and its historical and projected financial condition, advise the Company on a “best efforts” Private Placement offering of debt or equity securities to fulfill the Company’s business plan, and contacts for the Company possible financing sources.

(ii) Term

GSS shall act as the Company’s exclusive placement agent for the period of the later of; (i) 60 days from the execution of the term sheet; or (ii) the final termination date of the securities financing (the “Exclusive Period”). GSS shall act as the Company’s non-exclusive placement agent after the Exclusive Period until terminated.

(iii) Compensation

The Company agrees to pay to GSS at each full or incremental closing of any equity financing, convertible debt financing, debt conversion or any instrument convertible into the Company’s common stock (the “Securities Financing”) during the Exclusive Period; (i) a cash transaction fee in the amount of 8% of the amount received by the Company under the Securities Financing; and (ii) warrants (the “Warrants”) with “piggy back” registration rights, equal to 8% of the stock issued in the Securities Financing at an exercise price equal to the investors’ warrant exercise price of the Securities Financing or the price of the Securities Financing if no warrants are issued to investors.  The Company will also pay, at closing, the expense of GSS’s legal counsel pursuant to the Securities Financing and/or Shelf equal to $25,000 for Securities Financing and/or Shelf resulting in equal to or greater than $500,000 of gross proceeds to the Company, and $18,000 for a Securities Financing and/or Shelf resulting in less than $500,000 of gross proceeds to the Company.  In addition, the Company shall cause, at its cost and expense, the “Blue sky filing” and Form D in due and proper form and substance and in a timely manner.

Consulting Agreement – Mountain Sky International Limited

On April 18, 2013, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mountain Sky International Limited (“Mountain Sky”) to perform consulting certain services for the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

(i) Scope of Services

The Consultant agrees to perform certain consulting, advisory and related services to the Company.

(ii) Term

This Agreement shall commence on April 18, 2013 (the "Commencement Date") and shall continue until April 30, 2015 unless terminated. This Agreement may be terminated by either the Company or the Consultant at any time prior to the end of the Consulting Period by giving thirty (30) days written notice of termination. Such notice may be given at any time for any reason, with or without cause. The Company will pay Consultant for all Services performed by Consultant through the date of termination.

(iii) Compensation

The Company issued 1,000,000 shares of its common stock to Mountain Sky International Limited, a Hong Kong corporation (“Mountain Sky”), in partial consideration for consulting services to be rendered by Mountain Sky.  500,000 of the 1,000,000 shares vested at the time of grant, and 500,000 will vest on the one (1) year anniversary of the date of grant. The 500,000 shares vested on April 30, 2013 were valued at $0.20 per share or $100,000 and recorded as consulting fee.

Note 13 – Equity

Shares Authorized

Upon formation the total number of shares of common stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001 per share.

On November 15, 2013, the Company approved an amendment to the Articles of Incorporations to increase the authorized number of shares to Two hundred and fifty million (250,000,000) shares, par value $0.001 per share.

Common Stock

Reverse Acquisition Transaction

Immediately prior to the Share Exchange Agreement on June 23, 2011, the Company had 79,800,000 common shares issued and outstanding. Simultaneously with the Closing of the Share Exchange Agreement, on the Closing Date, Mohanad Shurrab, a shareholder and, as of the Closing Date, the Company’s former Director, President, Treasurer and Secretary, surrendered 33,000,000 shares of the Company’s common stock to the Company for cancellation.

As a result of the Share Exchange Agreement, the Company issued 12,000,000 common shares for the acquisition of 100% of the issued and outstanding shares of Stevia Ventures International Ltd. Of the 12,000,000 common shares issued in connection with the Share Exchange Agreement, 6,000,000 of such shares were being held in escrow (“Escrow Shares”) pending the achievement by the Company of certain post-Closing business milestones (the “Milestones”), pursuant to the terms of the Make Good Escrow Agreement, between the Company, Greenberg Traurig, LLP, as escrow agent and the Ventures’ Stockholder (the “Escrow Agreement”).

*
On December 23, 2011, 3,000,000 out of the 6,000,000 Escrow Shares have been earned by and released to Ventures stockholder upon achievement of the First Milestone within 180 days of June 23, 2011, the Closing Date associated with the First Milestone.  These shares were valued at $0.25 per share or $750,000 on the date of release and recorded as salary and compensation - officer.

**
On June 23, 2013, the remaining 3,000,000 Escrow Shares have been earned by and released to Ventures stockholder upon achievement of the Second and the Third Milestones within two (2) years of June 23, 2011, the Closing Date associated with the Milestones.  These shares were valued at $0.20 per share or $600,000 on June 23, 2013 and recorded as salary and compensation - officer.

Common Shares Issued for Obtaining Employee and Director Services

October 14, 2011 Issuance of Common Shares for Director Services

On October 14, 2011 the Company issued 1,500,000 shares each to two (2) newly appointed members of the board of directors or 3,000,000 shares of its common stock in aggregate as compensation for future services. These shares shall vest with respect to 750,000 shares of restricted stock on each of the first two anniversaries of the date of grant, subject to the director’s continuous service to the Company as directors.  These shares were valued at $0.25 per share or $750,000 on the date of grant and are being amortized over the vesting period of two (2) years or $93,750 per quarter.

The Company recorded $187,500, $375,000 and $187,500 in directors’ fees for the reporting period ended March 31, 2014, 2013 and 2012, respectively.

December 4, 2013 Issuance of Common Shares for Director Services

On December 4, 2013 the Company issued 1,500,000 shares to a newly appointed member of the board of directors as compensation for future services. These shares shall vest 750,000 shares of restricted stock on each of the first two anniversaries of the date of grant, subject to the director’s continuous service to the Company as a director.  These shares were valued at $0.125 per share or $187,500 on the date of grant and are being amortized over the vesting period of two (2) years or $7,811 per month.

The Company recorded $31,250 in director’s fees for the reporting period ended March 31, 2014.

The Company recorded $23,438 in director’s fees for the reporting period ended June 30, 2014.

February 26, 2014 Issuance of Common Shares for Chairman and CEO

On February 26, 2014, the Company issued 20,000,000 Restricted Shares to George Blankenbaker, the Company's President and director for services to be rendered.  4,000,000 of such shares vested upon issuance and the remainder vest over the following four years in equal annual installments. These shares were valued at $0.053365 per share, the most recent PPM price of the Company's common shares or $1,067,300, $213,460 of which were recorded as salary and compensation upon issuance and $853,840 of which are being amortized over the vesting period of four years or $53,365 per quarter.

The Company recorded $35,577 in salary and compensation - officer for the reporting period ended March 31, 2014.

The Company recorded $53,365 in salary and compensation - officer for the reporting period ended June 30, 2014.

Common Shares Issued to Parties other than Employees for Acquiring Goods or Services

Common Shares Issued to a Related Party

On July 5, 2012, the Company issued 500,000 restricted shares of its common shares to Growers Synergy Pte Ltd., a corporation organized under the laws of the Republic of Singapore ("Singapore"), owned and controlled by George Blankenbaker, the president, director and a significant stockholder of the Company ("Growers Synergy"), as consideration for services rendered by Growers Synergy to the Company. These restricted shares were valued at $0.79 per share discounted at 69% taking into consideration of its restricted nature and lack of liquidity and consistent trading in the market or $272,550 and included in the farm management services - related party.

On February 26, 2014, the Company issued 3,000,000 restricted shares to Growers Synergy Pte Ltd., a corporation organized under the laws of Singapore ("Growers Synergy"), all of which were fully vested at the time of issuance. These shares were valued at $0.053365 per share, the most recent PPM price of the Company's common shares or $160,095 and recorded as a consulting fee.

Common Shares Issued in Connection with Consulting Agreement

On April 18, 2013, the Company issued 1,000,000 shares of its common stock to Mountain Sky International Limited, a Hong Kong corporation (“Mountain Sky”), in consideration for consulting services rendered by Mountain Sky.  500,000 of the 1,000,000 shares vested at the time of grant, and 500,000 will vest on the one (1) year anniversary of the date of grant. The 500,000 shares that vested on April 30, 2013 were valued at $0.20 per share, the most recent PPM price of the Company's common shares or $100,000 and recorded as a consulting fee.

On February 26, 2014, the Company issued an aggregate of 4,300,000 shares of common stock pursuant to restricted stock award agreements to the consultants of the Company for services.  These shares were valued at $0.053365 per share, the most recent PPM price of the Company's common shares or $229,470 and recorded as a consulting fee.

Sale of Equity Units Including Common Stock and Warrants

April 1, 2012 Securities Purchase Agreement

On August 1, 2012, the Company entered into a Securities Purchase Agreement (the "SPA") with two (2) accredited institutional investors (the "Purchasers") to raise $500,000 in a private placement financing. On August 6, 2012, after the satisfaction of certain closing conditions, the Offering closed and the Company issued to the Purchasers: (i) an aggregate of 1,066,667 shares of the Company's common stock at $0.46875 per share and (ii) warrants to purchase 1,066,667 shares of the Company's common stock at an exercise price of $0.6405 expiring five (5) years from the date of issuance for a gross proceeds of $500,000.

At closing, the Company reimbursed the investor for legal fees of $12,500 and paid Garden State Securities, Inc,(“GSS”), who served as placement agent for the Company in the offering, (i) cash commissions equal to 8.0% of the gross proceeds received in the equity financing or $40,000, and (ii) a warrant to purchase 85,333 shares of the Company's common stock representing 8% of the Shares sold in the Offering with an exercise price of $0.6405 per share expiring five (5) years from the date of issuance (the  "agent warrants") to GSS  or its  designee.

The units were sold at $0.46875 per unit consisting one common share and the warrant to purchase one (1) common share for gross proceeds of $500,000.  In connection with the August 6, 2012 equity unit offering the Company paid (i) GSS cash commissions equal to 8.0% of the gross proceeds received in the equity financing, or $40,000 and (ii) $12,500 in legal fees and resulted in a net proceeds of $447,500.

Per the terms of the SPA, from the date until one (1) year anniversary of the closing date, if the Company issues or sells any shares of the Company’s common stock at a price that is less than the per share purchase price, than immediately without any obligation of or notice to the Purchasers, the per share purchase price paid shall be reduced to be the discounted per share purchase price and the number of shares issuable under this agreement shall be deemed increased to the subscription amount paid by such Purchaser. On October 1, 2013,
The Company issued 286,666 common shares to the investor according to this anti-dilutive term.

Exercise of Warrants with Issuance of New Warrants per the Warrant Reset Offer

On May 3, 2013, the Company entered into a Warrant Exercise Reset Offer Letter Agreement (the "Reset Letter") with an investor (the "Investor") whereby the Company and the Investor agreed that the Investor would immediately exercise his warrant to purchase 853,333 shares of common stock of the Company at an exercise price of $0.20 per share for cash in the aggregate of $170,667.  In  consideration  for the Investor's  immediate  exercise,  the Company agreed to issue to the Investor three (3) new warrants in the amounts of 1,877,333, 1,066,666  and  2,346,666,  with exercise  prices of $0.20,  $0.25 and $0.25 per share, respectively (the "Series A Warrants",  "Series B Warrants" and "Series C Warrants",  respectively,  and collectively  the "New  Warrants").  The Series A Warrants are subject to the Company's call right, and the Series C Warrants are only exercisable upon the Investor's exercise in full of the Series A Warrants. In connection with the Reset Letter, the Company agreed to use its best efforts to file a registration statement (the "Registration Statement") with the United States Securities and Exchange Commission (the "SEC") within ten (10) business days. The Company will use its best efforts to have the Registration Statement declared effective by the SEC within thirty (30) days. The Company filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") within ten (10) business days which was declared effective by the SEC within thirty (30) days.

April 8, 2014 Securities Purchase Agreement

On April 8, 2014, the Company entered into a Securities Purchase Agreement (the "SPA") with an investor to raise $225,000 in a private placement financing. Pursuant to the SPA, the Company issued to the investor: (i) an aggregate of 1,500,000 shares of the Company's common stock at $0.15 per share and (ii) warrants to purchase 4,000,000 shares of the Company's common stock at an exercise price of $0.45 per share expiring five (5) years from the date of issuance for a gross proceeds of $225,000.

Issuance of Common Stock per the Settlement Agreement

The Company acquired certain seeds in the amount of $1,807,000 in aggregate which were used for preparation of the fall planting for the 2014 spring harvest which started from the second half of February, 2014 and lasted through April, 2014, $1,042,000 of which was in default. The vendor of the Company sold its accounts receivable of $1,042,000 to Hanover Holdings I, LLC, a New York limited liability company ("Hanover"), an independent third party.  On July 12, 2013, Hanover commenced an action against the Company to recover the $1,042,000 of past-due accounts payable of the Company, plus fees and costs (the "Claim").  On July 25, 2013, the Supreme Court of the State of New York, County of New York (the  "Court"),  entered  an order (the  "Order")  approving a settlement  (the "Settlement Agreement")  between the Company and Hanover, which became effective and binding upon the Company and Hanover upon execution of the Order by the Court on July 25, 2013.

On July 26, 2013, the Company issued and delivered to Hanover 7,500,000 shares (the "Initial  Settlement  Shares") of the Company's common stock,  $0.001 par value (the "Common  Stock"),  pursuant to the terms of the Settlement Agreement approved by the Order.

The Settlement  Agreement  provides that the Initial Settlement Shares will be  subject  to  adjustment  on  the  trading  day  immediately   following  the Calculation Period to reflect the  intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the  Settlement  Agreement be based upon a specified  discount to the trading volume  weighted  average price (the "VWAP") of the Common Stock for a specified period of time subsequent to the Court's entry of the Order.  Specifically,  the total number of shares of Common  Stock to be issued to Hanover pursuant to the Settlement Agreement shall be equal to the sum of: (i) the quotient obtained by dividing (A) $1,042,000 (representing the total amount of the Claim), by (B) 65% of  the  average  of  the  lowest  40  VWAPs  of  the  Common   Stock  over  the 120-consecutive  trading day period  (subject to extension  under the Settlement Agreement)  immediately following the date of issuance of the Initial Settlement Shares (or such shorter  trading-day  period as may be  determined by Hanover in its  sole  discretion  by  delivery  of  written  notice  to the  Company)  (the "Calculation  Period");  (ii) the  quotient  obtained by dividing  (A)  $22,500, representing  (1)  $25,000 of  Hanover's  legal fees and  expenses  incurred  in connection  with the Action  that the  Company has agreed to pay less (2) $2,500 heretofore paid by the Company, by (B) 100% of the VWAP of the Common Stock over the Calculation  Period;  and (iii) the quotient  obtained by dividing (A) agent fees  of  $83,360,  by (B)  100%  of the  VWAP  of the  Common  Stock  over  the Calculation  Period,  rounded up to the nearest whole share (the "VWAP Shares"). As a  result,  the  Company  ultimately  may be  required  to issue  to  Hanover substantially  more shares of Common Stock than the number of Initial Settlement Shares issued  (subject to the  limitations  described  below).  The  Settlement Agreement further provides that if, at any time and from time to time during the Calculation  Period,  Hanover  reasonably  believes  that the  total  number  of Settlement  Shares  previously  issued to  Hanover  shall be less than the total number of VWAP Shares to be issued to Hanover or its designee in connection with the Settlement  Agreement,  Hanover may, in its sole discretion,  deliver one or more written  notices to the  Company,  at any time and from time to time during the Calculation Period,  requesting that a specified number of additional shares of Common  Stock  promptly be issued and  delivered  to Hanover or its  designee (subject to the  limitations  described  below),  and the Company will upon such request  reserve  and issue  the  number of  additional  shares of Common  Stock requested to be so issued and  delivered  in the notice (all of such  additional shares of  Common  Stock,  "Additional  Settlement  Shares").  At the end of the Calculation  Period,  (i) if the  number of VWAP  Shares  exceeds  the number of Initial  Settlement  Shares and Additional  Settlement  Shares issued,  then the Company will issue to Hanover or its designee  additional shares of Common Stock equal to the  difference  between  the  number of VWAP  Shares and the number of Initial  Settlement  Shares and Additional  Settlement  Shares,  and (ii) if the number of VWAP Shares is less than the number of Initial  Settlement  Shares and Additional Settlement Shares issued, then Hanover or its designee will return to the Company for cancellation  that number of shares of Common Stock equal to the difference  between  the  number  of VWAP  Shares  and  the  number  of  Initial Settlement Shares and Additional Settlement Shares.  Hanover may sell the shares of Common Stock issued to it or its designee in connection with the Settlement Agreement at any time without restriction, even during the Calculation Period.

The  Settlement  Agreement  provides  that in no event  shall the number of shares of Common Stock issued to Hanover or its designee in connection  with the Settlement Agreement, when aggregated with all other shares of Common Stock then beneficially  owned by Hanover and its  affiliates  (as  calculated  pursuant to Section 13(d) of the Securities  Exchange Act of 1934, as amended (the "Exchange Act"),  and the  rules and  regulations  thereunder),  result in the  beneficial ownership by Hanover and its affiliates (as calculated pursuant to Section 13(d) of the Exchange  Act and the rules and  regulations  thereunder)  at any time of more than 9.99% of the Common Stock.

On September 30, 2013, the Company issued and delivered to Hanover 2,000,000 Additional Settlement Shares pursuant to the terms of the Settlement Agreement approved by the Order. Since the issuance of the Initial Settlement Shares and Additional Settlement Shares described above, Hanover demonstrated to the Company's satisfaction that it was entitled to receive another 3,500,000 Additional Settlement Shares, based on the adjustment formula described above, and that the issuance of such Additional Settlement Shares to Hanover would not result in Hanover exceeding the beneficial ownership limitation set forth above. On December 13, 2013, the Company issued and delivered to Hanover another 3,500,000 Additional Settlement Shares and on January 22, 2014, the Company issued and delivered to Hanover the final 2,538,882 Additional Settlement Shares pursuant to the terms of the Settlement Agreement approved by the Order.

The Company considered the settlement of debt with common shares as an extinguishment of debt and applied extinguishment accounting accordingly.  The Company compared the trade accounts payable and related settlement costs with the fair value of common shares issued. Because the fair value of common shares issued was $561,077 greater than trade accounts payable and related settlement costs, the Company applied extinguishment accounting, resulting in a loss on extinguishment of debt of $561,077, for the reporting period ended March 31, 2014.

Issuance of Common Stock for Accounts Payable Conversion

On February 26, 2014, the Company agreed to convert an aggregate of approximately $893,579.93 of advances for working capital received from George Blankenbaker, the Company's President and director, and entities affiliated with Mr. Blankenbaker, into an aggregate of 16,744,682 shares of common stock valued at the Company's most recent PPM price of $0.053365 per share.

Warrants

Issuances of Warrants in Connection with Securities Purchase Agreement

On August 6, 2012, the Company issued (i) warrants to purchase 1,066,667 shares of the Company’s common stock to the investors with an exercise price of $0.6405 per share subject to certain adjustments per Section 3(b) Subsequent Equity Sales of the SPA expiring five (5) years from the date of issuance in connection with the sale of common shares. The exercise price and number of warrant shares were reset to $0.25 per share and 2,732,801 shares, respectively, due to the occurrence of the February 26, 2013 reset event.

On April 8, 2014, the Company issued warrants to purchase 4,000,000 shares of the Company's common stock at an exercise price of $0.45 expiring five (5) years from the date of issuance in connection with the sale of common shares.

Issuance of Warrants to the Placement Agent as Compensation

Garden State Securities, Inc. (the "GSS") served as the placement agent of the Company for the equity financing on August 1, 2012. Per the engagement agreement signed between GSS and the Company, in consideration for services rendered as the placement agent, the Company agreed to: (i) pay GSS cash commissions equal to 8.0% of the gross proceeds received in the equity financing, or $40,000, and (ii) issue to GSS  or its  designee,  a warrant  to  purchase  85,333  shares  of  the  Company's  common  stock representing  8% of the warrants sold in the Offering) with an exercise price of $0.6405 per share subject to certain adjustments per Section 3(b) Subsequent Equity Sales of the SPA expiring five (5) years from the date of issuance (the "agent warrants"). The agent warrants also provide for the same registration rights and obligations as set forth in the Rights Agreement with respect to the Warrants and Warrant Shares. The exercise price and number of warrant shares were reset to $0.25 per share and 2,732,801 shares, respectively, due to the occurrence of the February 26, 2013 reset event.

Garden State Securities, Inc. (the "Placement Agent") served as the placement agent of the Company for the Warrant Reset Offering on May 6, 2013. In consideration for services rendered as the Placement Agent, the Company agreed to: (i) pay to the Placement Agent cash commissions equal to $13,653, (ii) warrants equal to eight percent (8%) of the aggregate number of shares exercised by the Investor, and (iii) upon exercise of the New Warrants by the Company,  the  Placement  Agent will receive additional  warrants  equal to eight percent (8%) of the number of shares issued upon exercise of the New Warrants (collectively, the "Agent Warrants").

On March 30, 2014, the Company issued a warrant to purchase 563,874 common shares with an exercise price ranging from $0.053365 to $0.30 per share expiring five (5) years from the date of issuance to the placement agent.

On May 15, 2014, the Company issued a warrant to purchase 423,931 common shares with an exercise price ranging from $0.0426 to $0.30 per share expiring five (5) years from the date of issuance to the placement agent.

Note 14 – Research and Development

Lease of Agricultural Land

On December 14, 2011, the Company and Stevia Ventures Corporation (“Stevia Ventures”) entered into a Land Lease Agreement with Vinh Phuc Province People's Committee Tam Dao Agriculture & Industry Co., Ltd. pursuant to which Stevia Ventures has leased l0 hectares of land (the “Leased Property”) for a term expiring five (5) years from the date of signing expiring December 14, 2016.

The Company has begun development of a research facility on the Leased Property and has prepaid (i) the first year lease payment of $30,000 and (ii) the six month lease payment of $15,000 as security deposit, or $45,000 in aggregate upon signing of the agreement.

Future minimum payments required under this agreement at June 30, 2014 were as follows:

Fiscal Year Ending March 31:

2015 (remainder of the fiscal year)	22,500
2016	30,000

$52,500

Supply and Cooperative Agreement – Guangzhou Health Technology Development Company Limited

Entry into Supply Agreement

On February 21, 2012, the Company entered into a Supply Agreement (the "Supply Agreement") with Guangzhou Health China Technology Development Company Limited, a foreign-invested limited liability company incorporated in the People's Republic of China (the "Guangzhou Health").

Under the terms of the Supply Agreement, the Company will sell dry stevia plant materials, including stems and leaves ("Product") exclusively to Guangzhou Health. For the first two years of the agreement, Guangzhou Health will purchase all Product produced by the Company. Starting with the third year of the agreement, the Company and Guangzhou Health will review and agree on the quantity of Product to be supplied in the forthcoming year, and Guangzhou Health will be obliged to purchase up to 130 percent of that amount. The specifications and price of Product will also be revised annually according to the mutual agreement of the parties. The term of the Supply Agreement is five years with an option to renew for an additional four years.

Entry into Cooperative Agreement

On February 21, 2012, the Company also entered into Cooperative Agreement (the “Cooperative Agreement”) with Guangzhou Health Technology Development Company Limited.

Under the terms of the Cooperative Agreement, the parties agree to explore potential technology partnerships with the intent of formalizing a joint venture to pursue the most promising technologies and businesses. The parties also agree to conduct trials to test the efficacy of certain technologies as applied specifically to the Company's business model as well as the marketability of harvests produced utilizing such technologies. Guangzhou Health will share all available information of its business structure and technologies with the Company, subject to the confidentiality provisions of the Cooperative Agreement. Guangzhou Health will also permit the Company to enter its premises and grow-out sites for purposes of inspection and will, as reasonably requested by the Company, supply without cost, random samples of products and harvests for testing.

Note 15 – Concentrations and Credit Risk

Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.

As of June 30, 2014, substantially all of the Company’s cash and cash equivalents were held by major financial institutions, and the balance at certain accounts exceeded the maximum amount insured by the Federal Deposits Insurance Corporation (“FDIC”).  However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

Customers and Credit Concentrations

One (1) customer accounted for all of the sales for the reporting period ended June 30, 2014 and the accounts receivable at June 30, 2014.  A reduction in sales from or loss of such customer would have a material adverse effect on the Company’s results of operations and financial condition.

Vendors and Accounts Payable Concentrations

Vendor purchase concentrations and accounts payable concentration are as follows:

	Accounts Payable at		Net Purchases
	June 30, 2014	March 31, 2014	For the Reporting Period Ended June 30, 2014	For the Reporting Period Ended June 30, 2013

Growers Synergy Pte. Ltd. – related party	39.2%	4.1%	1.7%	26.4%
Stevia Ventures Corporation	-%	48.5%	48.8%	55.7%
SG Agro Tech Pte Ltd	-%	-%	44.5%	-%

	39.2%	52.6%	95.0%	82.1%

Note 16 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as follows:

Conversion of convertible notes

During the period from July 1 to July 21, 2014, the convertible note holder converted the principal of the note and accrued interest of $640,891, in aggregate at conversion price ranging from $0.0390 to $0.0426 per share to 15,843,194 shares of the Company’s common stock.

Exercise of warrants

During the period from July 1 to August 12, 2014, the investor exercised warrants to purchase a total of 3,879,242 shares of the Company’s common stock with an exercise price ranging from $0.039 to $0.0402 per share for $152,406 in cash.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this Quarterly Report on Form 10-Q.  Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments.  Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf.  We disclaim any obligation to update forward-looking statements.

Overview

We were incorporated on May 21, 2007 in the State of Nevada under the name Interpro Management Corp. On March 4, 2011, we changed our name to Stevia Corp. and effectuated a 35 for 1 forward stock split of all of our issued and outstanding shares of common stock. Effective November 15, 2013, we filed a Certificate of Amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock from one hundred million (100,000,000) shares of Common Stock to two hundred fifty million (250,000,000) shares of Common Stock, each with a par value of $0.001.

We generated $6,373,199 in revenues during our fiscal year ended March 31, 2014. We expect our primary sources of revenue will be (i) providing farm management services, which will provide protocols and other services to agriculture, aquaculture, and livestock operators, (ii) the sale of inputs such as fertilizer and feed additives to agriculture, aquaculture and livestock operators, (iii) the sale of crops and seafood produced under contract farming, (iv) the sale of products derived from the stevia plant and other agriculture crops, (v) providing extraction and refining technology services related to stevia and other medicinal herbs and (v) the sale of branded consumer products made from natural ingredients.

During 2012, we completed our first commercial trials of stevia production in Vietnam. In connection with such production we entered into supply agreements for the off-take of the stevia we produce and entered into an agreement with Growers Synergy Pte Ltd to assist in the management of our Asia day-to-day operations. We have also developed commercial applications of stevia derived products and have developed and acquired certain proprietary technology relating to stevia development which we can integrate into our own stevia production and our farm management services. In connection with our intellectual property development efforts we have engaged TechNew Technology Limited (“TechNew), as our technology partner in Vietnam and on July 5, 2012 we entered into a Cooperative Agreement (the “Cooperative Agreement”) through our subsidiary Stevia Asia Limited (“Stevia Asia”), with Technew and Zhang Ji, a Chinese citizen (together with Technew, the “Partners”) pursuant to which Stevia Asia and Partners have agreed to engage in a joint venture to develop certain intellectual property related to stevia development, such joint venture to be owned 70% by Stevia Asia and 30% by Technew (the “Joint Venture”). Pursuant to the Cooperative Agreement Stevia Asia agreed to contribute $200,000 per month, up to a total of $2,000,000 in financing, subject to the performance of the Joint Venture and Stevia Asia’s financial capabilities.

On March 19, 2012, we formed a wholly-owned subsidiary, Stevia Asia Limited, a company incorporated under the companies ordinance of Hong Kong (“Stevia Asia”) that will allow the Company to expand its China operations. Hero Tact Limited, a wholly-owned subsidiary of Stevia Asia, was incorporated under the companies ordinance of Hong Kong and renamed Stevia Technew Limited on April 28, 2012.

On October 1, 2013, we formed SC Brands Pte. Ltd., a Singapore corporation (“SC Brands”) and a subsidiary in which we originally owned a 70% equity interest.  Effective July 16, 2014, we acquired 100% ownership of SC Brands.  We are in the process of forming a majority-owned subsidiary of SC Brands in Myanmer, which is expected to begin active operations in September of 2014 developing branded seafood products.

On February 24, 2014, we formed Real Hemp LLC, a wholly owned Indiana limited liability company that will focus on developing hemp products to be sold in the U.S. Real Hemp will work with our China partner to source hemp products from China and will focus on developing distribution channels in the U.S. to serve commercial food and fiber buyers as well as develop online marketing channels such as Amazon.com to serve retail consumers.

Results of Operations

The following discussion of the financial condition, results of operations, cash flows, and changes in our financial position should be read in conjunction with our audited consolidated financial statements and notes included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed July 15, 2014. Such financial statements have been prepared in conformity with U.S. GAAP and are stated in United States dollars.

Comparison of Three Month Periods Ended June 30, 2014 and June 30, 2013

For the three month period ended June 30, 2014 we incurred net income of $1,961,505, compared to a net loss of $1,278,244 for the three month period ended June 30, 2013.  The increase was mainly attributed to an increase in revenue from $957,261 to $2,217,026.

General and administration expenses and professional fees for the three month period ended June 30, 2014 amounted to $74,138 and $126,641 respectively, compared to $137,079 and $208,846 during the three month period ended June 30, 2013.  Research and development fees for the three month period ended June 30, 2014 were $96,000 compared to $116,531 during the three month period ended June 30, 2013.  Directors fees, officer salary and compensation and other salary and compensation were $76,803, $0 and $0 respectively, compared to $93,750, $600,000 and $66,178 during the three month period ended June 30, 2013.

Liquidity and Capital Resources

As at June 30, 2014 we have $4,038,410 in current assets, and $913,898 in current liabilities.  As at June 30, 2014 we have $501,205 in cash.  As at June 30, 2014, our total assets were $5,498,693 and our total liabilities were $2,400,877.  Our net working capital surplus as at June 30, 2014 was $3,124,512.

During the three month period ended June 30, 2014, we used cash of $1,422,643 in operating activities and used cash of $257,545 in investing activities, respectively.  During the three month period ended June 30, 2014, we funded our operations from revenue from operations and the proceeds of private sales of convertible notes and common stock and the exercise proceeds of warrants.  During the three month period ended June 30, 2014, we raised $735,000 through the issuance of convertible notes, $225,000 through the sale of common stock and $485,874 through the proceeds of warrant exercises.

On August 1, 2012, we entered into a Securities Purchase Agreement with certain accredited investors (the “Financing Stockholders”) to raise $500,000 in a private placement financing (the “Offering”). On August 6, 2012, after the satisfaction of certain closing conditions, the Offering closed and the Company issued to the Financing Stockholders: (i) an aggregate of 1,066,667 shares of the Company's common stock at a price per share of $0.46875 and (ii) warrants to purchase an equal number of shares of the Company's common stock at an exercise price of $0.6405 with a term of five (5) years, for gross proceeds of $500,000. Pursuant to the anti-dilution adjustment provision included in the Offering, the total share amount under the Cranshire Warrant has been increased to 2,568,752 and the exercise price has been reduced to $0.039 as a result of certain other offerings of the Company. We may receive gross proceeds of up to $136,640.40 upon the cash exercise of the Cranshire Warrants.

On February 26, 2013, we issued a convertible note in the principal amount of $100,000, convertible at $0.25 per share, with interest at 12% per annum due on September 30, 2013.  The convertible note is currently past due with no penalty and we continue to accrue the interest at 12% per annum.

On March 7, 2012, we issued a convertible note in the principal amount of $200,000 with interest at 10% per annum due one (1) year from the date of issuance with the conversion price to be the same as the next private placement price on a per share basis, provided that we complete a private placement with gross proceeds of at least $100,000. On March 15, 2013, the above note was cancelled and reissued with a new convertible note consisting of the prior principal amount and the entire accrued unpaid interest for the total amount of $220,438 with interest at 12% per annum convertible at $0.25 per share due on September 30, 2013. The note is currently past due with no penalty and we continue to accrue the interest at 10% per annum.

On May 3, 2013, in consideration for the immediate cash exercise of outstanding warrants to purchase 853,333 shares of common stock of the Company at a price per share of $0.20, we issued three warrants in the amounts of 1,877,333, 1,066,666 and 2,346,666, with exercise prices of $0.20, $0.25 and $0.25 per share (the “Anson Warrants”). The warrant to purchase 1,877,333 shares of common stock is subject to a right of repurchase by the Company upon the satisfaction of certain conditions, at a price of $0.001 per warrant share. The warrant to purchase 2,346,666 shares is only exercisable upon the investor’s exercise in full of the warrant to purchase 1,877,333 shares. We will not receive any proceeds from the sale of those shares of common stock. We may, however, receive gross proceeds of up to $1,228,799.60 upon the cash exercise of the Anson Warrants and to date we have received $929,408 from such warrant exercises. Any such proceeds we receive will be used for working capital and general corporate matters.  Pursuant to the anti-dilution adjustment provision included in the Offering, the total share amount under the third Anson Warrant has been increased to 10,873,876, and the exercise price has been reduced to $0.039 as a result of certain other offerings of the Company.

On July 16, 2013, we entered into a $400,000 Promissory Note (the “June 2013 Note”) with an accredited investor (the “Investor”) whereby the Investor agreed to loan us up to $400,000 pursuant to the terms of the June 2013 Note. The June 2013 Note provides for the first $100,000 to be advanced upon closing and additional amounts will be advanced at the Investor’s sole discretion. Each advance is subject to a 10% original issue discount, such that the total amount which may actually be received by us pursuant to the June 2013 Note is only $360,000. The maturity date for each advance made under the June 2013 Note is one year from the date of such advance. The June 2013 Notes are convertible into common stock of the Company on a cashless basis at any time, at a conversion price equal to the lesser of $0.26 or 65% of the lowest trade price in the 25 trading days prior to the conversion. So long as the June 2013 Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Investor in the June 2013 Note, then such term, at the Investor's option, shall become a part of the transaction documents with the Company.

On August 22, 2013, we issued a convertible promissory note to Asher Enterprises, Inc. in the principal amount of $153,500 (the “Asher Note”), pursuant to the terms of a Securities Purchase Agreement. The Note matures on May 26, 2014, incurs interest at the rate of 8% per annum, and is convertible into shares of our common stock at a 35% discount to the average of the lowest three trading prices for our common stock during the 30 day trading period prior to the conversion date.

On September 26, 2013, we issued a convertible note in the principal amount of $27,778 with a 10% original issuance discount and a one-time interest charge of 12%. The note is due one (1) year from the date of issuance with the conversion price at 65% of the lowest trade price for the 25 trade day period before the conversion date.

On October 15, 2013, we issued a Convertible Debenture in the principal amount of $58,000 (the “Debenture”), to Black Mountain Equities, Inc. (“Black Mountain”). On March 31, 2014, the Debenture was converted in full into 1,119,299 shares of common stock. Black Mountain also received a warrant to purchase 1,000,000 shares of our common stock with an exercise price of $0.25 per share, subject to adjustment, and a term of five years.

On November 21, 2013, we issued a convertible note in the principal amount of $53,000, convertible at 65% of the three lowest bids for 30 trading days before the conversion date with interest at 8% per annum, due on August 25, 2014.

On December 9, 2013, we issued a convertible note in the principal amount of $55,556 with a 10% original issuance discount and 12% one time interest. The note is due one (1) year from the date of issuance with the conversion price at 65% of the lowest trade price for the 25 trade day period before the conversion date.

On February 7, 2014, we issued a Convertible Debenture to an accredited investor in the principal amount of $80,000. The Convertible Debenture matures on February 6, 2015, incurs interest at the rate of 8% per annum, and is convertible into shares of our common stock at a conversion price of $0.10 per share.

On February 20, 2014 we  issued a convertible note in the principal amount of $55,556 with a 10% Original Issuance Discount ("OID") and 12% one time interest. The note is due February 20, 2015, one (1) year from the date of issuance, convertible at 65% of the lowest trade price for the 25 trade day period before the conversion date.

On March 3, 2014, we entered into a securities purchase agreement (the “Purchase Agreement”) with Nomis Bay Ltd., a Bermuda company (“Nomis Bay”).  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Nomis Bay shall purchase from us on the Closing Date a senior convertible note with an initial principal amount of $500,000 (the “Initial Convertible Note”) for a purchase price of $340,000 (a 32% original issue discount) and (ii) we shall have the right to require Nomis Bay to purchase from us on or prior to the 10th trading day after the effective date of the registration statement registering the shares issuable upon conversion of the Initial Convertible Note an additional senior convertible note with an initial principal amount of $600,000 (the “Additional Convertible Note” and, together with the Initial Convertible Note, the “Convertible Notes”) for a purchase price of $600,000.  On May 16, 2014, we issued the Additional Convertible Note to Nomis Bay pursuant to the Purchase Agreement.  The Initial Convertible Note matures on December 27, 2014 (subject to extension as provided in the Initial Convertible Note) and, in addition to the 32% original issue discount, accrues interest at the rate of 8% per annum. The Additional Convertible Note matures on March 16, 2015 (subject to extension as provided in the Initial Convertible Note) and accrues interest at the rate of 8% per annum. The Initial Convertible Note is convertible at any time, in whole or in part, at Nomis Bay’s option into shares of our common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest three (3) volume weighted average prices of the Common Stock during the 10 consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 40% (the “Variable Conversion Price”), and (ii) $0.30 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). The Additional Convertible Note is convertible at any time, in whole or in part, at Nomis Bay’s option into shares of our Common Stock at a conversion price that will be equal to the lesser of (i) the Variable Conversion Price and (ii) $0.30 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). We have the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Initial Convertible Note and/or the Additional Convertible Note in cash at a price equal to 140% of the total amount of such Convertible Note then outstanding.

On April 8, 2014, we entered into a Securities Purchase Agreement (the "SPA") with an investor to raise $225,000 in a private placement financing. Pursuant to the SPA, we issued to the investor: (i) an aggregate of 1,500,000 shares of our common stock at $0.15 per share and (ii) warrants to purchase 4,000,000 shares of our common stock at an exercise price of $0.45 expiring five (5) years from the date of issuance for a gross proceeds of $225,000.

During the quarter ended June 30, 2014, we funded our operations from the proceeds of private sales of equity and convertible notes, proceeds from the exercise of warrants, and operating revenues.  During the quarter ended June 30, 2014, we generated revenues of $2,217,026, we received an aggregate of $735,000 from the issuance of convertible promissory notes, we received $225,000 from the sale of common stock and we received an aggregate of $485,874 upon the exercise of warrants to purchase our common stock.

As of June 30, 2014, convertible promissory notes in the aggregate principal amount of $1,294,487 remained outstanding.

We do not expect that our revenues from operations will be wholly sufficient to fund our operating plan, so we are currently seeking further financing and we believe that, along with our revenues, will provide sufficient working capital to fund our operations for at least the next six months. Changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek additional equity or debt financing in the future.

Our current cash requirements are significant due to the planned development and expansion of our business. The successful implementation of our business plan is dependent upon our ability to develop valuable intellectual property relating to stevia through our research programs, as well as our ability to develop and manage our own crop and aquaculture production operations. These planned research and agricultural development activities require significant cash expenditures. We do not expect to generate the necessary cash from our operations during the next 6 to 12 months to expand our business as desired. As such, in order to fund our operations during the next 6 to 12 months, we anticipate that we will have to raise additional capital through debt and/or equity financings, which may result in substantial dilution to our existing stockholders. There are no assurances that we will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed. In addition, the terms of the Securities Purchase Agreement contain certain restrictions on our ability to engage in financing transactions. Specifically, for a period of two years after the effective date of the Securities Purchase Agreement, the Securities Purchase Agreement contains restrictions on certain types of financing transactions. The Securities Purchase Agreement contains carveouts to such financing restrictions for certain exempted transactions including (i) issuances pursuant to a stock option plan, (ii) securities issued upon the conversion of outstanding securities, (iii) securities issued pursuant to acquisitions or other strategic transactions, (iv) up to $500,000 in stock and warrants on the same terms as set forth in the Securities Purchase Agreement, and (v) up to $3,000,000 of the Company’s securities.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP.  We believe certain critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.  A description of our critical accounting policies is set forth in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed on July 15, 2014.  As of, and for the three months ended June 30, 2014, there have been no material changes or updates to our critical accounting policies.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Not applicable.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design of our disclosure controls and procedures (as defined by Exchange Act Rules 13a-15(e) or 15d-15(e)) as of June 30, 2014 pursuant to Exchange Act Rule 13a-15.  Based upon that evaluation, our Principal Executive Officer and Principal Financial Officer concluded that our disclosure controls and procedures are not effective as of June 30, 2014 in ensuring that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.  This conclusion is based on findings that constituted material weaknesses.  A material weakness is a deficiency, or a combination of control deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s interim financial statements will not be prevented or detected on a timely basis.

In performing the above-referenced assessment, our management identified the following material weaknesses:

i)	We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.

ii)
We did not have an audit committee or an independent audit committee financial expert.  While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management’s view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

We are currently reviewing our disclosure controls and procedures related to these material weaknesses and expect to implement changes in the near term, including identifying specific areas within our governance, accounting and financial reporting processes to add adequate resources and personnel to potentially mitigate these material weaknesses.

Our present management will continue to monitor and evaluate the effectiveness of our internal controls and procedures and our internal controls over financial reporting on an ongoing basis and are committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.  All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

Changes in Internal Controls Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during the quarter ending June 30, 2014 that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

None.

Item 1A. Risk Factors.

Not applicable.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

Exhibit Number	Name

3.1(1)	Articles of Incorporation, including all amendments to date
3.2(2)	Amended and Restated Bylaws
10.1(3)	Note Purchase Agreement, dated as of April 2, 2014, by and between Stevia Corp. and YOPCP, LLC
10.2(3)	Form of Senior Secured Convertible Promissory Note
10.3(3)	Security Agreement, dated as of April 2, 2014, by and between Stevia Corp. and YOPCP, LLC
31	Rule 13a-14(a)/15d-14(a) Certification (Principal Executive Officer and Principal Financial Officer)
32	Section 1350 Certification
101*	Interactive data files pursuant to Rule 405 of Regulation S-T

Footnotes to Exhibits Index
(1)	Incorporated by reference to the Quarterly Report on Form 10-Q filed on November 20, 2013
(2)	Incorporated by reference to the Current Report on Form 8-K filed on March 22, 2011.
(3)	Incorporated by reference to the Current Report on Form 8-K filed on April 3, 2014.

* Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEVIA CORP.
Dated: August 18, 2014	/s/ George Blankenbaker
By: George Blankenbaker
Its: President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Exhibit 31

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER’S CERTIFICATIONS
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, George Blankenbaker, certify that:

1. I have reviewed this report on Form 10-Q of Stevia Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 18, 2014

/s/ George Blankenbaker
By: George Blankenbaker
Its: President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Stevia Corp. (the “Company”) on Form 10-Q for the period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 18, 2014

/s/ George Blankenbaker

	Name:	George Blankenbaker
	Title:	President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)